SCHEDULE 14A

                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    |X| Preliminary Proxy Statement       |_| Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

    |_| Definitive Proxy Statement
    |_| Definitive Additional Materials
    |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Telewest Communications plc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                   Registrant
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

    |X| No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


    (1)  Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

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    (2)  Form, Schedule or Registration Statement no.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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
       THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, PLEASE CONSULT AN APPROPRIATE INDEPENDENT ADVISER IMMEDIATELY. IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL OF YOUR HOLDING OF ORDINARY SHARES IN TELEWEST COMMUNICATIONS PLC, YOU SHOULD SEND THIS DOCUMENT TOGETHER WITH THE ACCOMPANYING FORM OF PROXY, PROXY STATEMENT AND ANNUAL REPORT TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.
       ---------------------------------------------------------------------

                                [GRAPHIC OMITTED]







                           TELEWEST COMMUNICATIONS PLC



                                    NOTICE OF
                             ANNUAL GENERAL MEETING









Notice of the Annual General Meeting of the Company to be held at The Grocers' Hall, Princes Street, London EC2R 8AW on Friday, 8 May 1998 at 10.00am is set out herein. Forms of Proxy for the Annual General Meeting must be received by the Company's Registrars, Lloyds Bank plc, Registrars Department, The Causeway, Worthing, West Sussex, N99 6DB England not later than 10.00am on 6 May 1998.

                           TELEWEST COMMUNICATIONS PLC
                  (Registered in England and Wales No. 2983307)

                                                           Genesis Business Park
                                                            Albert Drive, Woking
                                                                Surrey  GU21 5RW
                                                                  United Kingdom

                                                                   31 March 1998

Dear Shareholder,

1998 ANNUAL GENERAL MEETING

The 1998 Annual General Meeting of the Company ("AGM") is to be held on Friday, 8 May 1998 at 10.00 am (United Kingdom time) at The Grocers' Hall, Princes Street, London EC2R 8AD. The Notice convening the AGM, the Proxy Card and the related Proxy Statement accompany this letter. I am writing to give you more information about the resolutions to be considered at the AGM.

Resolutions 1 to 12 deal with the adoption of the 1997 Directors' Report and Accounts, and the reappointment of the Directors. Resolutions 13 and 14 deal with the Directors' authority to allot (i.e., issue) shares and the disapplication of pre-emption rights.

With regard to Resolution 13, under English company law, a company's directors may not allot shares unless they are authorised to do so by an ordinary resolution of the shareholders of the company or under its articles of association. Resolution 13 gives the Directors authority to allot up to 309,189,200 ordinary shares of 10p each in the capital of the Company, representing just under one third of the Company's current issued ordinary share capital.

Resolution 14, a special resolution, provides the Board with the power to allot shares for cash without first offering those shares pro rota to existing shareholders as otherwise required by the Companies Act 1985. This would empower your Directors to issue shares for cash other than pro rata to shareholders in limited circumstances in connection with a rights issue or open offer (subject to the limit set out in Resolution 13) and, in addition, to issue for cash up to an aggregate number of 46,378,380 shares, representing just under 5 per cent of the Company's current issued ordinary share capital.

Under English company law, a company may not acquire its own shares unless such acquisitions are authorised in the articles and by a resolution of the company. Resolution 16 authorises the Directors to acquire up to 46,378,380 ordinary shares in the Company (representing 5 per cent of the current issued ordinary share capital) in the market in certain circumstances. As required by law, the resolution also sets out a minimum and a maximum price to be paid for any shares acquired pursuant to the authority.

The Board considers that it is in the best interests of the Company that it should have the flexibility sought in Resolutions 13, 14 and 16. However, the Board has no present intention of allotting shares under the authorities conferred by Resolutions 13 and 14, or of acquiring shares in the Company under the authority conferred by Resolution 16. The authorities conferred by these resolutions, if passed, will lapse fifteen months after the AGM or at the conclusion of the 1998 Annual General Meeting, whichever occurs first. The terms of the authorities sought by the Directors comply in all respects with the guidelines issued by the UK institutional investors associations.

Resolution 15 deals with the reappointment of KPMG Audit plc as auditors of the Company.

ACTION TO BE TAKEN
If you are unable to attend the AGM, I urge you to vote at the meeting by proxy. A Proxy Card for use by holders of ordinary shares at the AGM is enclosed. Holders of ordinary shares are advised to complete and return the Proxy Card in accordance with the instructions printed on it so as to arrive at the Company's Registrars as soon as possible, but in any event not later than 10.00 am on Wednesday, 6 May 1998. The return of the Proxy Card will not preclude a holder of ordinary shares from attending and voting in person at the AGM if he or she so wishes. Details concerning proxy voting are set out in the Proxy Statement.

THE DIRECTORS CONFIRM THAT THEY BELIEVE THE PROPOSALS CONTAINED IN THE NOTICE OF AGM ARE IN THE BEST INTERESTS OF SHAREHOLDERS AS A WHOLE AND RECOMMEND THAT SHAREHOLDERS VOTE FOR THE RESOLUTIONS.

Refreshments will be available prior to the meeting and my fellow Directors and I look forward to meeting you then.

Yours sincerely,

FRED VIERRA
Chairman

                        NOTICE OF ANNUAL GENERAL MEETING

Notice is hereby given that the Annual General Meeting of Telewest Communications plc (the "Company") will be held on Friday, 8 May 1998, at 10.00 am (United Kingdom time) at the Grocers' Hall, Princes Street, London EC2R 8AD for the purpose of considering and, if thought fit, passing the resolutions set out below. Resolutions 1 to 13 and 15 will be proposed as Ordinary Resolutions and Resolutions 14 and 16 will be proposed as Special Resolutions.

ORDINARY BUSINESS

1. To adopt the Directors' Report and Accounts of the Company for the year ended 31 December 1997.

2. To reappoint Fred A. Vierra as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

3. To reappoint Anthony W.P. Stenham as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

4. To reappoint Arthur G. Ames as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

5. To reappoint Robert W. Shaner as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

6. To reappoint Lord Borrie QC as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

7. To reappoint Charles J Burdick as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

8. To reappoint Stephen J. Davidson as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

9. To reappoint Lord Griffiths of Fforestfach as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

10. To reappoint David R. Van Valkenburg as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

11. To reappoint James O.R. Robbins as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

12. To reappoint Adam N. Singer as a director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

13.      To approve the following Ordinary Resolution:

         THAT in substitution for all previous authorities which are hereby revoked, the Directors be generally and unconditionally authorised pursuant to Section 80 of the Companies Act 1985 (the "Act") to allot relevant securities (within the meaning of Section 80(2) of the Act) up to an aggregate nominal amount of (pound)30,918,920, such authority to expire (unless previously renewed, varied or revoked by the Company in a general meeting) on the earlier of 7 August 1999 or the conclusion of the Annual General Meeting of the Company to be held in 1999, but the Company may make an offer or agreement which would or might require relevant securities to be allotted after the expiry of this authority and the Directors may allot relevant securities in pursuance of that offer or agreement as if this authority had not expired.

14.      To approve the following Special Resolution:

         THAT in substitution for all previous powers which are hereby revoked, and subject to the passing of Resolution 13, the Directors be generally empowered pursuant to Section 95 of the Act to allot equity securities (within the meaning of Section 94(2) of the Act) for cash pursuant to the authority conferred by Resolution 13 as if Section 89(1) of the Act did not apply to any such allotment. This power:

(i) expires on the earlier of 7th August 1999 or the conclusion of the Annual General Meeting of the Company to be held in 1999, but the Company may make an offer or agreement which would or might require equity securities to be allotted after the expiry of this power and the Directors may allot equity securities in pursuance of that offer or agreement as if this power had not expired; and

(ii)     is limited to:

A allotments of equity securities in connection with an issue in favour of holders of ordinary shares of 10p each in the capital of the Company ("Ordinary Shares") and of holders of other equity securities of any class having the right to participate in any such issue, in proportion (as nearly as may be) to their existing holdings of Ordinary Shares or, in the case of holders of other equity securities, on the basis of their rights to participate in such issue subject to the Directors having a right to make such exclusions or other arrangements in connection with the offer as they deem necessary or expedient:

         (a)      in relation to fractional entitlements; and

         (b) to deal with legal or practical problems under the laws of, or the requirements of recognised regulatory body or any stock exchange in any territory; and

B allotments of equity securities for cash otherwise than pursuant to paragraph A up to an aggregate nominal amount of (pound)4,637,838.00.

15. To reappoint KPMG Audit plc, as auditors, to serve from the conclusion of the forthcoming Annual General Meeting to the Annual General Meeting of the Company to be held in 1999, and to authorise the Directors to fix the remuneration of the auditors.

SPECIAL BUSINESS

16.      To approve the following Special Resolution:

         THAT the Directors be generally and unconditionally authorised to make market purchases (within the meaning of s163(3) of the Companies Act
         1985) on The London Stock Exchange of Ordinary Shares, subject to the following conditions:

(i) the maximum number of Ordinary Shares authorised to be purchased is 46,378,380, representing 5 per cent of the current issued share capital of the Company;

(ii) the minimum price (exclusive of expenses) that may be paid for each Ordinary Share is 10p;

(iii) the maximum price (exclusive of expenses) that may be paid for each Ordinary Share is an amount equal to 105% of the average of the middle market quotations for an Ordinary Share as derived from the London Stock Exchange Daily Official List for the five business days before the day on which the purchase is made;

(iv) this authority, unless previously revoked or varied, expires on the earlier of 7th August 1999 or the conclusion of the Annual General Meeting of the Company to be held in May 1999; and

(v) the Company may make a contract to purchase Ordinary Shares under this authority before the expiry of this authority which will or may be executed wholly or partly after the expiry of this authority, and a purchase of shares may be made in pursuance of any such contract.

--------------------------------------------------------------------------------

This Notice and the related proxy materials are being mailed to shareholders on the register at the close of business on 31 March 1998. All shareholders on the register at the time of the Annual General Meeting (or any postponements or adjournments thereof) will be entitled to vote at the meeting (or such postponements or adjournments). By Order of the Board of Directors

V HULL, LLB
Company Secretary

                                                   Registered Office:
                                                   Telewest Communications plc
                                                   Genesis Business Park
                                                   Albert Drive, Woking
                                                   Surrey  GU21 5RW
                                                   United Kingdom

                                                   31 March 1998




Notes:
1. For information with respect to the voting requirements for Ordinary Resolutions and Special Resolutions, see "Voting Requirements" in the Proxy Statement accompanying this Notice.
2. A shareholder entitled to attend and vote at the Annual General Meeting is also entitled to appoint one or more proxies to attend and, on a poll taken at the meeting, vote instead of him or her. A proxy need not be a shareholder of the Company.
3. To be effective, the instrument appointing a proxy and any authority under which it is executed (or a notarially certified copy of each authority) must be deposited at the offices of Lloyds Bank plc, Registrar's Department, The Causeway, Worthing, West Sussex, BN99 6DB England, not less than 48 hours before the time of the Annual General Meeting. A Proxy Card is enclosed with this Notice. Completion and return of the Proxy Card will not preclude a shareholder from attending and voting in person at the meeting.
4. Copies of all the Directors' service contracts and the Register of Directors' Interests kept by the Company under Section 325 of the Act will be available for inspection at the registered office of the Company during normal business hours on any weekday (Saturday excluded) from the date of this Notice until the close of the meeting and at the place of the Annual General Meeting for at least 15 minutes before, and during, the meeting.


                      EACH SHAREHOLDER'S VOTE IS IMPORTANT

             PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING
                               PROXY CARD PROMPTLY

                           TELEWEST COMMUNICATIONS PLC



Genesis Business Park
Albert Drive, Woking
Surrey GU21 5RW
United Kingdom



PROXY STATEMENT



This Proxy Statement and the accompanying proxy card are first being mailed on March 31, 1998 to holders of ordinary shares of 10 pence each (the "Ordinary Shares") of Telewest Communications plc (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1998 Annual General Meeting of Shareholders. The Annual General Meeting will be held on Friday, May 8, 1998 at 10:00 a.m. (United Kingdom time) at The Grocers' Hall, Princes Street, London EC2R 8AD. Ordinary Shares can be voted at the Annual General Meeting only if the shareholder is represented by proxy or is present in person. All shareholders on the share register at the time of the Annual General Meeting (or any postponements or adjournments thereof) will be entitled to vote at the meeting (or such postponements or adjournments).

EACH SHAREHOLDER'S VOTE IS IMPORTANT. ACCORDINGLY, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE ANNUAL GENERAL MEETING. To be effective, the proxy card (together with any authority under which it is executed (or a notarially certified copy of each such authority)) must be received at the Office of Lloyds Bank plc, Registrar's Department, The Causeway, Worthing, West Sussex BN99 6DB, United Kingdom, not less than 48 hours before the time of the Annual General Meeting. Completion and return of a proxy card will not preclude a shareholder from attending and voting in person at the meeting. If a shareholder attends and votes by ballot at the Annual General Meeting, that vote will cancel any proxy vote previously given. In addition, a shareholder giving a proxy may revoke it at any time prior to the foregoing deadline for proxy voting by giving a valid proxy to Lloyds Bank plc bearing a later date before such deadline.

When proxy cards are returned properly signed, the shares represented will be voted in accordance with the shareholder's directions. If a proxy card is signed and returned without specifying choices, the proxy will vote or abstain at his discretion.

On March 1, 1998, there were 927,567,600 Ordinary Shares outstanding and 3,029 holders of record. Each Ordinary Share is entitled to one vote on all matters properly brought before the Annual General Meeting. Two or more persons holding Ordinary Shares (one of whom must be a representative of the TCI Affiliate Group (as defined herein) and one of whom must be a representative of the U S WEST Affiliate Group (as defined herein)) must be present in person or by proxy to constitute a quorum to conduct business at the Annual General Meeting.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to persons known to the Company to be the beneficial owners, as of March 1, 1998, of more than 5% of the Company's Ordinary Shares: Unless otherwise discussed below, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares and Convertible Preference Shares indicated as being beneficially owned by them.

                                                                               NUMBER OF       PERCENTAGE
                                             NUMBER OF     PERCENTAGE         CONVERTIBLE    OF CONVERTIBLE
NAME AND ADDRESS OF BENEFICIAL               ORDINARY      OF ORDINARY        PREFERENCE       PREFERENCE
            OWNER                            SHARES (1)      SHARES             SHARES (1)       SHARES
-------------------------------             -----------    -----------      --------------    ------------
Tele-Communications, Inc.                   246,111,750       26.5            132,638,250         26.7
  5619 DTC Parkway
  Englewood, Colorado 80111 (2)

U S WEST, Inc.                              246,111,750       26.5            132,638,250         26.7
  7800 East Orchard Road
  Englewood, Colorado 80111 (3)

SBC Communications, Inc.                     91,997,480        9.9            115,395,104         23.3
  2 Read's Way
  Suite 222, Corporate Commons
  New Castle, Delaware 19720 (4)

Cox Communications, Inc.                     91,997,480        9.9            115,395,104         23.3
  1400 Lake Hearn Drive
  Atlanta, Georgia 30319 (5)


--------------------

(1)For so long as the Ordinary Shares are listed on the London Stock Exchange, subject to certain exceptions, a holder of Convertible Preference Shares is not entitled to convert any of its Convertible Preference Shares into Ordinary Shares to the extent that, immediately following such conversion, the number of Ordinary Shares in the hands of the public (as specified in the London Stock Exchange listing rules) would be less than 25%. In addition, the TCI Affiliate Group, the U S WEST Affiliate Group, the SBC Affiliate Group and the Cox Affiliate Group (each as defined herein) have agreed not to convert the Convertible Preference Shares held by them other than in certain limited circumstances. See "-- Disposal and Acquisition of Ordinary and Convertible Preference Shares" below. Accordingly, the Ordinary Shares reflected in this table as beneficially owned by a person do not include any Ordinary Shares that may be issuable upon conversion of Convertible Preference Shares beneficially owned by such person.

(2)All of the Ordinary Shares and Convertible Preference Shares that are listed as beneficially owned by Tele-Communications, Inc. ("TCI") are owned by TW Holdings, LLC ("TW Holdings") (which also directly owns the 246,111,750 Ordinary Shares and 132,638,250 Convertible Preference Shares that are listed as beneficially owned by U S WEST, Inc. ("U S WEST") and therefore has an interest in a total of 492,223,500 Ordinary Shares and a total of 265,276,500 Convertible Preference Shares (53.2% of the issued Ordinary Shares assuming full conversion of the Convertible Preference Shares)). 50% of TW Holdings is owned by United Artists Programming -- Europe Inc. ("UAEP"), a wholly-owned subsidiary of Tele-Communications International, Inc. Tele-Communications International, Inc., in turn, is a subsidiary of TCI. UAEP is the registered holder of the shares owned by TW Holdings for TCI. UAEP is referred to herein as the "TCI Affiliate."

(3)All of the Ordinary Shares and Convertible Preference Shares that are listed as beneficially owned by U S WEST are owned by TW Holdings (which also directly owns the 246,111,750 Ordinary Shares and 132,638,250 Convertible Preference Shares that are listed as beneficially owned by TCI and therefore has an interest in a total of 492,223,500 Ordinary Shares and a total of 265,276,500 Convertible Preference Shares (53.2% of the issued Ordinary Shares assuming full conversion of the Convertible Preferences Shares)). 45.6% of TW Holdings is owned by U S WEST UK Cable, Inc. ("U S WEST UK") and 4.4% of TW Holdings is owned by U S WEST Cable Partnership Holdings, Inc. ("U S WEST Cable"). U S WEST UK and U S WEST Cable are each wholly-owned subsidiaries of U S WEST International Holdings, Inc., which is a wholly-owned subsidiary of U S WEST. U S WEST UK (as to 224,717,516 Ordinary Shares and 121,027,284 Convertible Preference Shares) and U S WEST Cable (as to 21,394,234 Ordinary Shares and 11,610,966 Convertible Preference Shares) are the registered holders of the shares owned by TW Holdings for U S WEST. U S WEST UK and U S WEST Cable are collectively referred to herein as the "U S WEST Affiliates."

(4)All of the Ordinary Shares and the Convertible Preference Shares which are beneficially owned by SBC Communications, Inc. ("SBC") are owned by and registered in the name of Southwestern Bell International Holdings (UK-1) Corporation and Southwestern Bell International Holdings (UK-2) Corporation, which are indirect wholly-owned subsidiaries of SBC. Southwestern Bell International Holdings (UK-1) Corporation and Southwestern Bell International Holdings (UK-2) Corporation each hold 45,998,740 Ordinary Shares and 57,697,552 Convertible Preference Shares. Assuming full conversion of the Convertible Preference Shares, SBC would beneficially own 14.6% of the issued Ordinary Shares. Southwestern Bell International Holdings (UK-1) Corporation and Southwestern Bell International Holdings (UK-2) Corporation are collectively referred to herein as the "SBC Affiliates."

(5)All of the Ordinary Shares and Convertible Preference Shares which are beneficially owned by Cox Communications, Inc. ("Cox") are owned by and registered in the name of Cox U.K. Communications L.P., a Delaware limited partnership comprised of indirect wholly-owned subsidiaries of Cox. Assuming full conversion of the Convertible Preference Shares, Cox would beneficially own 14.6% of the issued Ordinary Shares. Cox U.K. Communications L.P. is referred to herein as the "Cox Affiliate".

     VOTING ARRANGEMENTS BETWEEN THE TCI AFFILIATE GROUP AND THE U S WEST AFFILIATE GROUP

The TCI Affiliate and the U S WEST Affiliates have entered into a Shareholders' Agreement, dated November 22, 1994, as amended (the "Shareholder Agreement"), with respect to the ownership, voting and disposal of all of their shares in the Company, including the Ordinary Shares and the Convertible Preference Shares owned by TW Holdings. Pursuant to the Shareholder Agreement, the TCI Affiliate Group and the U S WEST Affiliate Group have agreed that, on any matter requiring shareholder approval, they will vote their shares together in such manner as may be agreed by them or, in the absence of such agreement, will vote their shares together in the manner that would most likely continue the status quo without materially increasing the Company's financial obligations or materially deviating from its approved budget and business plan. If either the TCI Affiliate Group or the U S WEST Affiliate Group, as the case may be, is precluded from voting on any matter because of a conflict of interest, the members of the other affiliate group may vote on such matter as they deem appropriate. As a result of these ownership and voting arrangements, the TCI Affiliate Group and the U S WEST Affiliate Group together generally will be able to determine the outcome of any matter requiring shareholder approval (other than one involving a special resolution), including the election or removal of Directors, the creation and issue of further shares and the granting of the necessary authority to the Directors to allot any unissued shares.

     DISPOSAL AND ACQUISITION OF ORDINARY AND CONVERTIBLE PREFERENCE SHARES

Pursuant to the Shareholder Agreement, the TCI Affiliate Group and the U S WEST Affiliate Group has each agreed that, so long as it owns in excess of 25% of the issued Ordinary Shares, it will not transfer any of its shares of the Company, including any owned by TW Holdings, without first offering such shares to the other on the same terms as any proposed transfer. This right of first offer does not apply to transfers of shares by the TCI Affiliate Group or the U S WEST Affiliate Group to their respective affiliates. The TCI Affiliate Group and the U S WEST Affiliate Group has each also agreed that it will not reduce its interest in the Company to 25% or less of the issued Ordinary Shares without the consent of the other and, in connection with any such permitted reduction, among other things the transferee agrees to become bound by the Shareholder Agreement. Notwithstanding the foregoing, following the fifth anniversary of the Shareholder Agreement, each of the TCI Affiliate Group and the U S WEST Affiliate Group will be permitted to so reduce its interest in shares in the public market after first offering them to the other on the same terms.

The TCI Affiliate Group and the U S WEST Affiliate Group have agreed with each other that upon a change of control of the TCI Affiliate Group or the U S WEST Affiliate Group that results in the controlling persons (other than TCI or U S WEST, as the case may be) of the TCI Affiliate Group or the U S WEST Affiliate Group, as the case may be, ceasing to have the power directly or indirectly to direct the voting or disposition of at least 25% of the issued Ordinary Shares, the party not undergoing the change of control will have an opportunity either to consent to such change or to require the other to elect to purchase its Ordinary Shares and Convertible Preference Shares for a specified price or to sell its shares to the other at the same price (with such choice being made by the party undergoing the change of control). The TCI Affiliate Group and the U S WEST Affiliate Group have also agreed with each other that, until the fifth anniversary of the Shareholder Agreement, without the consent of the other, neither will acquire any additional equity interests in the Company, other than pursuant to pre-emption rights or the anti-dilution option referred to below.

Pursuant to the Shareholder Agreement and the Articles of Association of the Company (the "Articles"), the rights and obligations of the TCI Affiliate Group and the U S WEST Affiliate Group thereunder continue for so long as they each hold 25% or more of the issued Ordinary Share capital of the Company. For the purposes of the Shareholder Agreement and the Articles, unless otherwise indicated, references to the percentage of Ordinary Shares owned by the TCI Affiliate Group and the U S WEST Affiliate Group assume conversion of all the issued Convertible Preference Shares by such groups into Ordinary Shares. In addition, such percentages also include Ordinary Shares and Convertible Preference Shares held by certain permitted transferees ("Permitted Transferees") of TCI (and its affiliates) and U S WEST (and its affiliates) who become parties to the Shareholder Agreement in accordance with the terms thereof and with the rights and obligations thereunder and under the Articles. TCI and its Permitted Transferees are referred to as the "TCI Affiliate Group" and U S WEST and its Permitted Transferees are referred to as the "U S WEST Affiliate Group."

Pursuant to a Share Dealing Agreement (the "Share Dealing Agreement"), dated October 3, 1995, SBC, the SBC Affiliates, Cox and the Cox Affiliate have each agreed that, subject to certain exceptions, for a period of five years from the date of completion of the merger (the "Merger") of Telewest Communications Cable Limited, formerly known as Telewest Communications plc ("Old Telewest"), and SBC CableComms (U.K.) ("SBCC"), SBC, the SBC Affiliates and affiliates thereof (the "SBC Affiliate Group") and Cox, the Cox Affiliate and affiliates thereof (the "Cox Affiliate Group") will (a) not dispose of any of their Ordinary Shares unless it offers to involve Kleinwort Benson Securities Limited or other stockbrokers of the Company from time to time in the sale process, whether as lead brokers or otherwise; (b) not dispose of an interest in Ordinary Shares and/or Convertible Preference Shares amounting to in excess of 1% of the Ordinary Share capital of the Company (assuming conversion of any Convertible Preference Shares being sold) in one sale, to a person who is a U.K. cable television, cable telephony or satellite television operator or to a person who is an affiliate of any such person; and (c) offer the Company (either for itself or its nominated purchaser), TCI and U S WEST a right of first refusal in respect of any private sale of their Ordinary Shares. The foregoing transfer restrictions and right of first refusal do not apply to (i) any transfer of shares by the SBC Affiliate Group or the Cox Affiliate Group to their respective affiliates or between the SBC Affiliate Group and the Cox Affiliate Group, (ii) any transfer by the SBC Affiliate Group to enable it to comply with the Modification of Final Judgment entered on August 24, 1982 by the United States District Court for the District of Columbia in connection with the divestiture by AT&T of its local telephony business in the U.S., (iii) any transfer accepting a third party offer for all the Ordinary Shares (including giving an irrevocable undertaking to accept such an offer), (iv) any transfer selling Ordinary Shares to a bona fide third party offer for all the Ordinary Shares or
(v) any transfer pursuant to an offer by either the SBC Affiliate Group or the Cox Affiliate Group for all the Ordinary Shares.

The SBC Affiliate Group and the Cox Affiliate Group has also each agreed in the Share Dealing Agreement that, until October 3, 2000, it will not, except in connection with the exercise of pre-emption rights or in order to maintain its interests in the Ordinary Shares at 10% of the issued Ordinary Shares, acquire any additional Ordinary Shares. This restriction does not apply to transfers between the SBC Affiliate Group and the Cox Affiliate Group.

Pursuant to the terms of the Share Dealing Agreement, when any conversion of Convertible Preference Shares is permitted, such conversion rights will first be made available to the TCI Affiliate Group and the U S WEST Affiliate Group to the extent necessary to keep their collective holding of Ordinary Shares above 50% of the voting rights. Next, such rights will be made available to the SBC Affiliate Group and the Cox Affiliate Group to the extent necessary to keep each of their holdings of Ordinary Shares at 10% of the voting rights. No conversion of Convertible Preference Shares will be made unless there is a need to maintain respective voting rights at the levels referred to above or if the effect would be to reduce the collective holding of Ordinary Shares of the TCI Affiliate Group and the U S WEST Affiliate Group to 50% or below of the voting rights in the Company. On any sale of Convertible Preference Shares they will automatically convert into Ordinary Shares to the extent they are sold to the public.

     PRE-EMPTIVE RIGHTS

Pursuant to the Companies Act, if the Company issues new equity shares for cash, it is required to offer those shares to its existing shareholders on a pre-emptive pro rata basis. This requirement has been waived with respect to the anti-dilution option referred to below until November 29, 1999 and, in addition, in respect of issues for cash of up to 5% of the nominal value of the issued Ordinary Shares (in aggregate 46,378,380 Ordinary Shares) until the forthcoming Annual General Meeting and in accordance with U.K. institutional guidelines (a proposal to renew this waiver for cash issues is set out in Resolution #14 herein). Although this requirement may further be waived by a vote of the holders of at least 75% of the Ordinary Shares represented at a duly convened shareholders meeting, the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate has each advised the Company that it does not currently intend to vote to waive this requirement with respect to any future issues of shares other than for the amounts set out above and otherwise in accordance with U.K. institutional guidelines. The Company has agreed to use its best efforts (consistent with the interests of shareholders generally) to ensure that any issue of shares is made in such a manner so as to provide existing shareholders with an opportunity to acquire additional shares and thereby avoid a dilution of the interests in the Company of the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate.

In addition, for so long as the TCI Affiliate Group and the U S WEST Affiliate Group collectively own at least 50.1% of the issued Ordinary Shares (including those issuable on conversion of the Convertible Preferences Shares) they will each have an option (an "Anti-dilution Option"), exercisable upon the issue of Ordinary Shares by the Company other than for cash, or, if for cash, other than pursuant to a pre-emptive offering, to enable them to maintain their collective ownership of Ordinary Shares at 50.1% of the issued Ordinary Shares. The Anti-dilution Option grants the TCI Affiliate Group and the U S WEST Affiliate Group the right to purchase (at the time of the dilutive event) additional newly issued Ordinary Shares for cash at a purchase price per share based on the average of the prices quoted on the London Stock Exchange for the ten days ending on the day preceding the day on which the Anti-dilution Option is exercised, and is exercisable only in the event that the collective ownership of Ordinary Shares held by the TCI Affiliate Group and the U S WEST Affiliate Group might otherwise have been reduced to 50% or below of the issued Ordinary Shares as a result of the Company's proposed issue of such shares other than for cash or if for cash, other than pursuant to a pre-emptive offering. In order for the TCI Affiliate Group and the U S WEST Affiliate Group to exercise the Anti-dilution Option, they must first have converted all Convertible Preference Shares held by them into Ordinary Shares to the extent such Convertible Preference Shares are then convertible. The TCI Affiliate Group and the U S WEST Affiliate Group have agreed with each other that they will exercise any rights to subscribe for new Ordinary Shares (including pursuant to pre-emptive rights and the Anti-dilution Option) to the extent necessary to ensure that each Affiliate Group owns at least 25% of the issued Ordinary Shares.

     REGISTRATION RIGHTS

The Company has agreed that the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate will have the right, subject to certain limited exceptions, to require the Company to include all or any portion of their Ordinary Shares (including those arising from a conversion of Convertible Preference Shares on any sale to the "public") in any registered offering by the Company of Ordinary Shares under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or in a public offering under U.K. law. In addition, the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate will have the right to cause the Company on up to eight separate occasions (two exercisable by each of the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate) to offer all or any part of their Ordinary Shares for sale in a registered offering under the Securities Act or in a public offering under U.K. law.

     LIMITATIONS ON SCOPE OF BUSINESS AND ASSETS SALES

In connection with the Company's initial public offering of Old Telewest in November 1994 (the "Initial Public Offering") and the Merger, the Company and affiliates of TCI, U S WEST, SBC and Cox entered into various agreements which provide, among other things, for certain restrictions on the scope of business of the parties thereto (and certain affiliates thereof) and also require the consent of the TCI Affiliate Group, the U S WEST Affiliate Group, the SBC Affiliate Group and the Cox Affiliate Group for certain dispositions of assets of the Company in limited circumstances. In addition, one of the Company's principal bank credit facilities provides that it is an event of default if the beneficial ownership of TCI and U S WEST decreases below certain specified levels under certain circumstances.

PROPOSALS FOR SHAREHOLDER ACTION

     ADOPTION OF 1997 DIRECTORS' REPORT AND ACCOUNTS
     (RESOLUTION #1 ON THE PROXY CARD)

In accordance with the Companies Act, at the Annual General Meeting, the Board of Directors will present for shareholder adoption the Directors' Report and Accounts of the Company for the year ended December 31, 1997, a copy of which is included in the Company's Annual Report for 1997 that accompanies this Proxy Statement.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THE 1997 DIRECTORS' REPORT AND ACCOUNTS.

     APPOINTMENT OF DIRECTORS
     (RESOLUTION #2 THROUGH #12 ON THE PROXY CARD)

The Articles provide that the Board of Directors shall consist of no less than two directors and no more than twelve directors. The Articles provide that so long as the TCI Affiliate Group owns 25% or more of the outstanding Ordinary Shares and the U S WEST Affiliate Group owns 25% or more of the outstanding Ordinary Shares, the Board shall consist of two representatives designated by the TCI Affiliate Group and two representatives designated by the U S WEST Affiliate Group. For these purposes, each of the TCI Affiliate Group and the U S WEST Affiliate Group shall be deemed to own 50% of the Ordinary Shares owned by TW Holdings. The Articles also provide that for so long as the SBC Affiliate Group owns a Qualifying Interest of the issued Ordinary Shares, the SBC Affiliate Group will be entitled to appoint (and remove) one person as a Director, and that for so long as the Cox Affiliate Group owns a Qualifying Interest of the issued Ordinary Shares, the Cox Affiliate Group will be entitled to appoint (and remove) one person as a Director. A Qualifying Interest shall be 8.33% or more of the Ordinary Shares or, following any Dilutive Issue (as defined below), 5% or more of the Ordinary Shares; provided, however, that immediately prior to such Dilutive Issue, the SBC Affiliate Group or the Cox Affiliate Group, as the case may be, held 8.33% or more of the Ordinary Shares. For purposes of the foregoing, "Dilutive Issue" means any issue of Ordinary Shares or other securities (including securities convertible into or exchangeable for Ordinary Shares or other securities) of the Company in respect of which the SBC Affiliate Group or the Cox Affiliate Group, as the case may be, is not entitled by the terms of such issue to participate on a pro-rata basis.

As a condition to the continued listing of the Ordinary Shares on the London Stock Exchange, the Company must demonstrate its "independence" from any "controlling shareholder" (defined as a shareholder owning more than 30% of the outstanding voting shares of the Company). TCI and its affiliates and U S WEST and its affiliates are "controlling shareholders." To comply with the independence requirement, the Company must demonstrate that all "significant" decisions can be made by a majority of directors who are independent from TCI and its affiliates and U S WEST and its affiliates as controlling shareholders. Consequently, a majority of the Company's Board of Directors needs to be independent of TCI and its affiliates and U S WEST and its affiliates. Each of the TCI Affiliate Group and the U S WEST Affiliate Group has agreed that so long as they collectively own more than 50%, or individually own more than 30%, in each case, of the outstanding Ordinary Shares, they will use their best efforts to ensure that a majority of the directors are independent of TCI and U S WEST and their respective affiliates within the meaning of the London Stock Exchange Rules.

Consistent with the foregoing requirements, the Board of Directors has nominated each of the persons listed below (all of whom currently are directors of the Company) for appointment as a director. If one or more of the nominees should become unavailable or unable to serve at the time of the Annual General Meeting, the shares to be voted for such nominee or nominees which are represented by proxies will be voted for any substitute nominee or nominees designated by the Board or, if none, a vacancy will be maintained until filled by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve at the time of the Annual General Meeting.

Directors appointed at the Annual General Meeting will hold office until the next Annual General Meeting or until their successors have been elected and qualified. The following is a brief listing of the principal occupations for at least the past five years, certain other significant affiliations and the age as of March 1, 1998 for each of the nominees.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF EACH OF THE DIRECTORS NOMINATED BY THE BOARD.

     Nominees for Appointment as Directors
     (To Serve until the Annual General Meeting in 1999)
     ---------------------------------------------------

FRED A. VIERRA

Mr. Vierra has served as the non-executive Chairman of the Board of the Company since April 1994 and served on the Executive Committee of the joint venture that was a predecessor business of the Company (the "Joint Venture") from its formation in December 1991 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He is a consultant for TCI and Vice Chairman on the Board of Tele-Communications International Inc., having served in those positions since ________ 1997 and October 1994, respectively. He served as an Executive Vice President of TCI (and its predecessor company), responsible for international cable operators and international programming from December 1991 to ______ 1997 and from October 1994 to May 1995 he served as Chairman of the Board of Tele-Communications International, Inc. Mr. Vierra also serves as Chairman of TeleWest Europe Group (a joint venture between TCI and U S WEST which operates cable television networks in Norway, Sweden and Hungary) and as a non-executive director of Flextech plc ("Flextech") (a provider of television programming). Age 66.

ANTHONY W.P. STENHAM

Mr. Stenham has served as a non-executive director and Deputy Chairman of the Board of the Company since November 1994 and has served as a consultant to the Executive Committee of the Joint Venture from May 1994 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He was Chairman of Arjo Wiggins Appleton plc (a manufacturer and distributor of paper products) from 1990 to November 1997. Previously, Mr. Stenham was a Managing Director of Bankers Trust Company from 1986 to 1990. Mr. Stenham serves as a non-executive director of various companies including The Rank Organisation plc (an entertainment company), Standard Chartered PLC (a commercial bank), Unigate PLC (a manufacturer and distributor of dairy products), Jarrold & Sons (multiple retail shops and specialised printing) and Rothmans International BV (a manufacturer and distributor of tobacco products). Age 66.

A. GARY AMES

Mr. Ames has served as a non-executive director of the Company since November 1995. He is the President and Chief Executive Officer of MediaOne International, also known as U S WEST International, based in London, responsible for the U S WEST Media Group's international operations. Mr. Ames has served in this position since July 1995. Previously, from January 1990 to June 1995 Mr. Ames was President and Chief Executive Officer of U S WEST Communications (a provider of residential and business telephone services in the U.S.). Mr. Ames also serves as a director of Albertsons Inc. (a U.S. supermarket chain) and Tektronics Inc.(a manufacturer of IT and electronics equipment) and as a non-executive director of Flextech. Age 53.

ROBERT W. SHANER

Mr. Shaner has served as a non-executive director of the Company since June 1997. He is President of European and Middle East operations for SBC International, responsible for SBC International's telephony interests in France, Switzerland and the Middle East, having served in this position since March 1997. From 1995 to March 1997 he was President and Chief Executive Officer for SBC International Wireless in France. Previously, from 1991 to 1995, he was Executive Vice President for Southwestern Bell Mobile Systems in Dallas. Age 49.

LORD BORRIE QC

Lord Borrie QC has served as a non-executive director of the Company since November 1994 and has served as a consultant to the Executive Committee of the Joint Venture from May 1994 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He was President of the Institute of Trading Standards Administration from 1992 to 1996 and the Director General of the Office of Fair Trading from 1976 to 1992. Lord Borrie also serves as a non-executive director of The Mirror Group plc (a media company which has an interest in Live TV (as discussed below)), the Woolwich plc (a financial institution), Three Valleys Water plc and Newspaper Publishing plc. Age 66.

CHARLES J. BURDICK

Mr. Burdick has served as Acting Chief Financial Officer of the Company since September 1996 and was appointed Finance Director in February 1997. He was Vice President Finance and Assistant Treasurer at U S WEST from 1990 to October 1996. Prior to joining U S WEST, Mr. Burdick worked in Treasury and Corporate Development positions at Time Warner and Carnation International. Age 46.

STEPHEN J. DAVIDSON

Mr. Davidson has served as a director of the Company since April 1994. He was appointed Chief Executive of the Company in February 1997 and had been Acting Chief Executive since August 1996 and the Finance Director of the Company from January 1993 until August 1996. Previously, he worked for four years at Bankers Trust Company in London where he was a Managing Director with responsibility for clients in the media business throughout Europe. Age 42.

LORD GRIFFITHS OF FFORESTFACH

Lord Griffiths has served as a non-executive director of the Company since November 1994 and has served as a consultant to the Executive Committee of the Joint Venture since May 1994 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He is Vice Chairman of Goldman Sachs Europe and an International Advisor at Goldman Sachs International, having served in those positions since 1991. Previously, Lord Griffiths served as Head of the U.K. Prime Minister's Policy Unit from 1985 to 1990. From 1984 to 1986, he was a Director of The Bank of England. Lord Griffiths currently serves as a non-executive director of Herman Miller Inc. (a manufacturer and distributor of furniture), Times Newspaper Holdings Ltd, Servicemaster Limited (a provider of consumer maintenance services and management maintenance services to homeowners and commercial facilities) and English, Welsh and Scottish Railways (a freight rail company). Age 55.


JAMES O. ROBBINS

Mr. Robbins was appointed to serve as a non-executive director of the Company upon completion of the Merger in October 1995. He is the President and Chief Executive Officer of Cox Communications Inc., having served as the President of the Cable Division of Cox Enterprises Inc. from 1985 until 1995 and the Chief Executive Officer of Cox Enterprises Inc. from January 1995. He is a past chairman of the U.S. National Cable Television Association and currently serves on its executive committee. He is also a director of Teleport Communications Group (an information technology company) and NCR Corporation (a local exchange carrier company). Age 55.

ADAM N. SINGER

Mr. Singer has served as a non-executive director of the Company since November 1995. He is the Chairman of Flextech, having served in this position since June 1997. Previously he was the President and Chief Operating Officer of Tele-Communications International, Inc., responsible for the management and development of its international cable, telephony and programming operations from October 1994 to June 1997. He was Vice President-International of TCI
(and its predecessor company) from June 1992 to October 1994 and President and Chief Executive Officer of United Artists Entertainment (Programming) Limited from September 1988 to June 1992. Mr. Singer is a director of Tele-Communications International, Inc. and Scottish Television plc. Age 46.

DAVID R. VAN VALKENBURG

Mr. Van Valkenburg has served as a director of the Company and as Group Operations Director since June 1997. He is also Executive Vice President for U S WEST International Inc. in London, responsible for overseeing the development of U S WEST International's broadband cable interests in mainland Europe and South America, having served in this position since January 1996. Previously, from December 1994 until December 1995 he was a Senior Vice President for the Multimedia Group of U S West Multimedia Communications, Inc. Prior to this he was President and Chief Operating Officer of MultiVision Cable TV Corp. (a partnership with Merrill Lynch and General Capital Corp.) from April 1990 until December 1994. Age 55.

                                 ---------------

In accordance with the terms of the Articles and the Shareholder Agreement, Mr. Vierra and Mr. Singer have been designated to serve as directors by the TCI Affiliate Group and Mr. Ames and Mr. Van Valkenburg have been designated to serve as directors by the U S WEST Affiliate Group. In the Shareholder Agreement, each of the TCI Affiliate Group and the U S WEST Affiliate Group has agreed that on any matter requiring Board approval, it will cause the directors designated by it to vote together as agreed by them (subject to each director's fiduciary duties to the Company and to minority shareholders of the Company) or, in the absence of such agreement, to vote together in the manner that would be most likely to maintain the status quo without materially increasing the Company's financial obligations or materially deviating from its approved budget and business plan. If either the TCI Affiliate Group or the U S WEST Affiliate Group (as the case may be) is precluded from voting on any matter because of a conflict of interest, the designees of the other Affiliate Group may vote on such matter as they deem appropriate.

In accordance with the terms of the Articles, Mr. Shaner and Mr. Robbins have been designated to serve as directors by the SBC Affiliate Group and the Cox Affiliate Group, respectively.

                                 ---------------

     Board Meetings
     --------------

Regular meetings of the Board of Directors of the Company are scheduled to be held at least four times during the year and special meetings will be scheduled when required. The Board held 9 meetings in 1997. No incumbent Director attended fewer than 75% of the total number of meetings of the Board and all Committees of the Board on which such Director served. Directors meet their responsibilities not only by attending Board and Committee meetings, but also through communication with members of management on matters affecting the Company.

     Board Committees
     ----------------

The Board has established an Audit Committee and a Remuneration Committee to assist it in meeting its responsibilities.

The Audit Committee is responsible for reviewing and monitoring the Company's accounting policies and financial reporting. Regular meetings of the Audit Committee are scheduled at least four times during the year and special meetings are scheduled when required (6 meetings were held in 1997). Pursuant to the

Articles and the Shareholder Agreement, the Audit Committee is comprised of the Company's three independent non-executive directors and, based on current share ownership levels, one designee from each of the TCI Affiliate Group, the U S WEST Affiliate Group and the SBC Affiliate Group/the Cox Affiliate Group. The TCI Affiliate Group has agreed that, for so long as the SBC Affiliate Group/the Cox Affiliate Group retain the right to appoint one representative to the Audit Committee, the TCI Affiliate Group will not exercise its right to have one designee on the Audit Committee. The Company has agreed that for the period during which the TCI Affiliate Group has a right to appoint a representative to the Audit Committee but does not so exercise it, the TCI Affiliate Group will be able to appoint an observer to attend meetings of the Audit Committee. Mr. Stenham, Lord Borrie and Lord Griffiths currently serve as the independent non-executive director representatives, Mr. Ames and Mr. Shaner currently serve as the representatives of the U S WEST Affiliate Group and the SBC Affiliate Group/the Cox Affiliate Group, respectively, and Mr. Vierra currently is the observer appointed by the TCI Affiliate Group. Mr. Stenham is the Chairman of the Audit Committee.

The Remuneration Committee is responsible for reviewing and approving the remuneration and other terms of employment of the executive directors and senior executives, as well as for determining or recommending the level of participation for all the Company's employees in the Company's share and other incentive plans. Regular meetings of the Remuneration Committee are scheduled twice during the year and special meetings are scheduled when required (4 meetings were held in 1997). Pursuant to the Articles and the Shareholder Agreement, the Remuneration Committee is comprised of one of the Company's independent non-executive directors and, based on current share ownership levels, one designee from each of the TCI Affiliate Group and the U S WEST Affiliate Group. In addition, based on current share ownership levels, the SBC Affiliate Group and the Cox Affiliate Group each has the right to appoint one observer to the Remuneration Committee. Mr. Stenham currently serves as the non-executive director representative and Mr. Singer and Mr. Ames currently serve as the representatives of the TCI Affiliate Group and U S WEST Affiliate Group, respectively. Mr. Shaner and Mr. Robbins currently serve as the observers for the SBC Affiliate Group and the Cox Affiliate Group, respectively. Mr. Ames is the Chairman of the Remuneration Committee.

     Compensation of Non-Executive Directors
     ---------------------------------------

The independent non-executive directors (other than the Deputy Chairman of the Board) receive an annual payment of (pound)20,000. The Deputy Chairman of the Board receives an annual payment of (pound)35,000. In early 1998 the Board agreed to pay Mr. Stenham an additional fee of (pound)50,000 in early 1998 for additional responsibilities undertaken on behalf of the Company during 1996 and 1997. Each independent non-executive director also receives (pound)1,000 for each Board and committee meeting attended and reimbursement for reasonable expenses incurred in the performance of his duties as a director.

No compensation is paid to any of the other non-executive directors or to any of the executive directors for their service as directors.

     ALLOCATION OF SECURITIES
     (RESOLUTION #13 ON THE PROXY CARD)

Under the Companies Act, directors may not allot (i.e., issue) shares unless they are authorized to do so by an ordinary resolution of the shareholders of the company or under the articles of association of such company. At the Annual General Meeting, the Board of Directors will present the resolution set out below, which provides the Directors with the authority to allot up to 309,189,200 Ordinary Shares (representing approximately one third of the Company's current issued ordinary share capital), which number of shares is in accordance with U.K. institutional guidelines. This authority will lapse 15 months after the Annual General Meeting or at the conclusion of the 1999 Annual General Meeting, whichever occurs first.

Text of resolution:

     THAT in substitution for all previous authorities which are hereby revoked, the Directors be generally and unconditionally authorized pursuant to
     Section 80 of the Companies Act 1985 (the "Act") to exercise all or any powers of the Company to allot relevant securities (within the meaning of Section 80(2) of the Act) up to an aggregate nominal amount of (pound)30,918,920 such authority to expire (unless previously renewed, varied or revoked by the Company in a general meeting) on the earlier of August 7, 1999 or the conclusion of the Annual General Meeting of the Company to be held in 1999, but the Company may make an offer or agreement which would or might require relevant securities to be allotted after the expiry of this authority and the Directors may allot relevant securities in pursuance of that offer or agreement.

Notwithstanding the foregoing resolution authorizing the Directors to issue additional securities under certain circumstances without shareholder approval, the rules of the Nasdaq National Market may require the Company to seek further shareholder approval for certain such issuances in the future.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE RESOLUTION BECAUSE IT BELIEVES THAT IT IS IN THE COMPANY'S BEST INTEREST FOR THE DIRECTORS TO HAVE THE FLEXIBILITY OF ALLOTTING SHARES AS PROVIDED THEREUNDER, ALTHOUGH THEY HAVE NO PRESENT INTENTION OF DOING SO.

     DISAPPLICATION OF PRE-EMPTION RIGHTS
     (RESOLUTION #14 ON THE PROXY CARD)

At the Annual General Meeting, the Board of Directors will present the resolution set out below, which provides the Directors with the authority to allot shares for cash without first offering such shares pro rata to existing shareholders, as otherwise required by the Companies Act. The limited authority conferred by such resolution would empower the Directors to make such cash issues other than pro rata to shareholders provided such issues did not exceed in aggregate 46,378,380 Ordinary Shares (representing 5% of the Company's current issued Ordinary Share capital), which number of shares is in accordance with U.K. institutional guidelines. This authority will lapse 15 months after this Annual General Meeting or at the conclusion of the 1999 Annual General Meeting, whichever occurs first. The effectiveness of this Resolution is conditional on the approval by the shareholders of Resolution #13.

Text of resolution:

     THAT in substitution for all previous authorities which are hereby revoked, and subject to the passing of Resolution #13, the Directors be empowered pursuant to Section 95 of the Companies Act 1985 (the "Act") to allot equity securities (within the meaning of Section 94(2) of the Act) for cash pursuant to the authority conferred by Resolution #13 as if Section 89(1) of the Act did not apply to any such allotment. This power:

     (i) expires on the earlier of August 7, 1999 and the conclusion of the Annual General Meeting of the Company to be held in 1999, but the Company may make an offer or agreement which would or might require equity securities to be allotted after the expiry of this authority and the Directors may allot equity securities in pursuance of that offer or agreement; and

     (ii) is limited to:

           A. allotments of equity securities where such securities have been offered (whether by way of a rights issue, open offer or otherwise) to holders of ordinary shares of 10p each in the capital of the Company ("Ordinary Shares") and, if in accordance with their rights, the Directors so determine, to holders of other equity securities of any class, in proportion (as nearly as may be) to their existing holdings of Ordinary Shares or (as the case may be) other equity securities of the class on the basis of their rights to receive such offer or, failing which, on the basis that their holdings have been converted into or that they have subscribed for Ordinary Shares on the basis then applicable, subject to the Directors having a right to make such exclusions or other arrangements in connection with the offer as they deem necessary or expedient:

     (a) to deal with equity securities representing fractional entitlements;
     and

     (b) to deal with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in any territory; and

           B. allotments of equity securities for cash otherwise than pursuant to paragraph A up to an aggregate nominal amount of (pound)4,637,838.

Notwithstanding the foregoing resolution authorizing the Directors to issue additional securities under certain circumstances without shareholder approval, the rules of the Nasdaq National Market may require the Company to seek further shareholder approval for certain such issuances in the future.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE RESOLUTION BECAUSE IT BELIEVES THAT IT IS IN THE COMPANY'S BEST INTEREST FOR THE DIRECTORS TO HAVE THE FLEXIBILITY OF ALLOTTING SHARES AS PROVIDED THEREUNDER, ALTHOUGH THEY HAVE NO PRESENT INTENTION OF DOING SO.

     APPOINTMENT OF AUDITORS AND AUTHORIZATION FOR DIRECTORS TO FIX REMUNERATION (RESOLUTION #15 ON THE PROXY CARD)

The Board of Directors, upon the recommendation of the Audit Committee, has recommended that KPMG Audit plc, a limited liability company wholly-owned by KPMG, be appointed as auditors, to serve from the conclusion of the forthcoming Annual General Meeting until the next annual general meeting. The Board intends to fix the remuneration of the auditors for such period after their appointment. At the Annual General Meeting, the Board of Directors will present for shareholder approval a resolution appointing KPMG Audit plc as auditors and authorizing the Board to fix the remuneration for the auditors.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH APPOINTMENT AND AUTHORIZATION TO FIX REMUNERATION.

Representatives of KPMG Audit plc are expected to be present at the Annual General Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.

     AUTHORITY FOR COMPANY TO PURCHASE ITS OWN SHARES
     (RESOLUTION #16 ON THE PROXY CARD)

The Board of Directors has recommended that the Company be authorized to acquire up to 46,378,380 Ordinary Shares of the Company (representing 5% of the current issued Ordinary Share capital) in the market at such time or times as the Board may deem appropriate and in any event in accordance with the applicable laws and the resolutions set forth below. As required by U.K. law, the following resolution authorizes the Company to acquire such Ordinary shares and sets out a minimum and maximum price to be paid for any shares acquired pursuant to the resolution.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH RESOLUTION.

Text of resolution:

     THAT the Directors be generally and unconditionally authorised to make market purchases (within the meaning of s163(3) of the Companies Act 1985) on The London Stock Exchange of Ordinary Shares, subject to the following conditions:

     (i) the maximum number of Ordinary Shares authorised to be purchased is 46,378,380, representing five per cent of the current issued share capital of the Company;

     (ii) the minimum price (exclusive of expenses) that may be paid for each Ordinary Share is 10p;

     (iii) the maximum price (exclusive of expenses) that may be paid for each Ordinary Share is an amount equal to 105% of the average of the middle market quotations for an Ordinary Share as derived from the London Stock Exchange Daily Official List for the five business days before the day on which the purchase is made;

     (iv) this authority, unless previously revoked or varied, expires on the earlier of 7th August 1999 or the conclusion of the Annual General Meeting of the Company to be held in May 1999; and

     (v) the Company may make a contract to purchase Ordinary Shares under this authority before the expiry of this authority which will or may be executed wholly or partly after the expiry of this authority, and a purchase of shares may be made in pursuance of any such contract.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information known to the Company with respect to Ordinary Shares beneficially owned, as of March 1, 1998, by each director, director nominee and named executive officer and all directors and executive officers as a group:

                                                          NUMBER OF          PERCENT OF
                                                          ORDINARY           OUTSTANDING
                                                           SHARES             ORDINARY
                       NAME                                 OWNED              SHARES
                       ----                                 -----              ------
A. Gary Ames                                                 --                 --
Lord Borrie, QC                                              --                 --
Charles Burdick                                          40,000(1)              (2)
Stephen J. Davidson                                          --                 --
Richard H. Evans                                             --                 --
Lord Griffiths of Fforestfach                                --                 --
Lynn C. Rexroth                                              --                 --
James O. Robbins                                             --                 --
Anthony W. P. Stenham                                        --                 --
Robert W. Shaner                                             --                 --
Adam N. Singer                                               --                 --
David R. Van Valkenburg
Fred A. Vierra                                               --                 --
Roger P. Wilson                                              --                 --
All Directors and Executive Officers (as a group)        40,000(1)              (2)


-------------


1. In the form of American Depository Receipts.
2. Represents less than 0.01% of the Company's outstanding Ordinary Shares.

                             EXECUTIVE COMPENSATION
                         Summary Compensation Table (1)
                         ------------------------------

                                     Annual Compensation                Long Term Compensation
                              -----------------------------------      ---------------------------
                                                                                        Ordinary
                                                          Other        Restricted        Shares
                                                          Annual         Stock         Underlying       All Other
Name and Position      Year      Salary      Bonus     Compensation      Awards (2)     Options        Compensation
                              (in pounds) (in pounds)   (in pounds)    (in pounds)                     (in pounds)
---------------------------------------------------------------------------------------------------------------------
Stephen J. Davidson      1997     333,367     67,500        18,835 (3)          -          16,810          24,447 (4)
      Chief Executive    1996     235,756     25,502        11,903 (3)          -         107,579          12,599 (4)
      Officer            1995     143,100     98,312        11,443 (3)    819,691 (5)     178,380          10,017 (4)


Charles Burdick(6)       1997     225,000     37,500         8,617 (7)          -         765,847           6,300 (8)
      Finance Director   1996           -          -             -              -               -               -
                         1995           -          -             -              -               -               -

David Van Valkenburg(9)  1997      94,258     41,584       170,234 (10)         -               -           3,107 (11)
      Chief Operations   1996           -          -             -              -               -               -
      Director           1995           -          -             -              -               -               -


Lynn C. Rexroth(12)      1997     132,962     53,485        89,149 (12)         -               -           9,323 (15)
      Chief Operations   1996     175,000     17,093       143,660 (12)    63,584 (14)    104,280           4,808 (15)
      Officer            1995      84,969     59,649       166,274 (12)   119,957 (14)    107,882           4,827 (15)


Roger P. Wilson(16)      1997     116,705     12,164         9,904 (17)         -               -          14,630 (18)
      Senior Vice        1996      98,000      9,155         8,479 (17)         -         139,007          11,760 (18)
      President of       1995      83,970    108,132         7,350 (17)    98,710 (19)          -          10,076 (18)
      Residential
      Services

Richard H. Evans(20)     1997     105,870     22,885        10,455 (21)         -               -          11,375 (22)
      Group IT Director


1. Certain amounts reflected in this table and elsewhere in this section were paid in US dollars, but are represented in this table in pounds sterling based on an average exchange rate of $1.64 to (pound)1.00 for the year ended December 31, 1997.

2. The value of the Restricted Stock reflected in this table represents the product of the number of Ordinary Shares underlying the award multiplied by the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on the date of the grant (January 24, 1996 (132.5p) in the case of Restricted Share awards granted to Mr. Rexroth on that date, November 8, 1995 (175.0p) in the case of Restricted Share awards granted to Mr. Wilson on that date and January 13, 1995 (172.5p) in the case of Restricted Share awards granted to Mr. Davidson on that date).

3. Mr. Davidson's "Other Annual Compensation" includes (pound)12,211, (pound)11,060 and (pound)10,322 for an automobile and related expenses for the years 1997, 1996 and 1995, respectively.

4. Mr. Davidson's "All Other Compensation" consists of payments made by the Company to his private pension plan.

5. On January 13, 1995 Mr. Davidson was granted an award of 475,183 shares of Restricted Stock. As of December 31, 1997, the aggregate value of such shares was (pound)332,628 based on a price per Ordinary Share of 70p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1997). Such shares vested on January 13, 1998.

6. Mr. Burdick served as Acting Chief Financial Officer from September 1996 and was appointed Finance Director in February 1997.

7. Mr. Burdick's "Other Annual Compensation" includes (pound)8,363 for automobile and related expenses.

8. Mr. Burdick's "All Other Compensation" consists of payments made by Telewest to his private pension plan.

9. Mr. Van Valkenburg is a secondee to the Company from U S WEST and consequently, as described below under "Employment Agreements," certain amounts reflected in this table for Mr. Van Valkenburg were paid by an affiliate of U S WEST, which was reimbursed by the Company for all such payments. Mr. Van Valkenburg commenced employment with the Company on July 1, 1997.

10. Mr. Van Valkenburg's "Other Annual Compensation" includes (pound)55,330 in respect of his U.K. income taxes for 1997 and (pound)74,057 in respect of housing allowance for 1997.

11. Mr. Van Valkenburg's "All Other Compensation" represents matching contributions to his 401(k) plan.


12. Mr. Rexroth was a secondee to the Company from U S WEST and consequently, as described below under "-Employment Agreements," certain amounts reflected in this table for Mr. Rexroth were paid by an affiliate of U S WEST, which was reimbursed by the Company for all such payments. Mr. Rexroth's employment with the Company commenced on December 1, 1992 and he returned to U S WEST on June 30, 1997.

13. Mr. Rexroth's "Other Annual Compensation" includes provisions of (pound)13,491, (pound)74,253 and (pound)102,968 in respect of his U.K. income taxes for the years 1997, 1996 and 1995, respectively, and ((pound)11,318), (pound)30,462 and (pound)32,496 in respect of housing allowances for 1997, 1996 and 1995, respectively.

14. On January 24, 1996 and January 13, 1995 Mr. Rexroth was granted an award of 47,988 and 69,540 shares, respectively, of Restricted Stock. As of December 31, 1997, the aggregate value of such shares was (pound)78,770 based on a price per Ordinary Share of 70p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31,
      1997). 69,540 of such shares vested on January 13, 1998 and 47,988 of such shares vest and will be distributed to Mr. Rexroth (without payment of consideration) on January 24, 1999 subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Rexroth will not be entitled to vote or receive dividends in respect of such shares

15. Mr. Rexroth's "All Other Compensation" represents matching contributions to his 401(k) plan.

16. Mr. Wilson commenced employment with the Company upon completion of the Merger on October 3, 1995. Amounts reflected for Mr. Wilson prior to completion of the Merger were paid by SBCC.

17. Mr. Wilson's "Other Annual Compensation" includes (pound)9,329, (pound)7,779 and (pound)6,731 for an automobile and related expenses for the years 1997, 1996 and 1995, respectively.

18. Mr. Wilson's "All Other Compensation" consists of payments made by the Company to his private pension plan.

19. On November 8, 1995 Mr. Wilson was granted an award of 56,406 shares of Restricted Stock. As of December 31, 1997, the aggregate value of such shares was (pound)39,484 based on a price per Ordinary Share of 70p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1997). Such shares vest and will be distributed to Mr. Wilson (without payment of consideration) on November 8, 1998, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Wilson will not be entitled to vote or receive dividends in respect of such shares.

20.   Mr. Evans commenced employment with the Company in July, 1997.

21. Mr. Evan's "Other Annual Compensation" includes (pound)9,831 for automobile and related expenses.

22. Mr. Evan's "All Other Compensation" represents matching contributions to his 401(k) plan.

                               OPTION GRANT TABLE

                                INDIVIDUAL GRANTS
           ----------------------------------------------------------

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                            PERCENT OF                                      ANNUAL RATES OF
                             NUMBER OF        TOTAL                                           STOCK PRICE
                             SECURITIES      OPTIONS                                        APPRECIATION FOR
                             UNDERLYING      GRANTED                                          OPTION TERM
       NAME                   OPTIONS      TO EMPLOYEES  EXERCISE                            ---------------
       ----                   GRANTED        IN 1997     PRICE(1)   EXPIRATION DATE          5%          10%
                              -------        -------     --------   ---------------          --          ---
                                                                                               (in pounds)
Stephen J. Davidson.......   16,810(2)        0.31%       58.0p      June 15, 2001         3,005         5,239
Charles Burdick...........  687,144(4)        7.68%       117.5p     March 12, 2007      507,766     1,286,778
                             53,280(4)        0.60%       117.5p     March 12, 2007       39,371        99,775
                             25,423(3)        0.28%       118.0p     March 12, 2007       18,659        47,481
Richard H. Evans.........   140,740(4)        1.57%       135.0p     October 30, 1999     19,475        39,900
                             22,222(3)        0.25%       135.0p     October 30, 1999      3,075         6,300

-------------

1. The exercise prices reflect the middle market quotation on the London Stock Exchange for the Ordinary Shares on the day of grant in the case of incentive stock options under Section 422 of the U.S. Internal Revenue Code, as amended, and on the day before the grant in the case of other options.

2.    Represents grants under the Telewest Sharesave Scheme.

3. Represents Grants under the Telewest (1995) (No.1) Executive Share Option Scheme.

4. Represents grants under the Telewest (1995) (No.2) Executive Share Option Scheme.

                  OPTION EXERCISES AND YEAR-END VALUE TABLE(1)

                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                            SHARES ACQUIRED  VALUE      OPTIONS AT YEAR-END             AT YEAR-END
        NAME                  ON EXERCISE  REALIZED  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE (2)
        ----                  -----------  --------  -------------------------   -----------------------------
Stephen J. Davidson........       0            0             0/302,679                       0/0
Charles Burdick............       0            0             0/765,847                       0/0
Richard H. Evans...........       0            0                 0                           0/0
Lynn C. Rexroth............       0            0             0/765,847                       0/0
David R. Van Valkenburg....       0            0                 0                           0/0
Roger P. Wilson............       0            0             0/212,162                       0/0


1. References to grants of options are options granted by the Company under its Executive Share Option Schemes and Sharesave Scheme.

2.    Based on the closing price per Ordinary Share on December 31, 1997 of 70p.


                            LTIP AWARDS IN LAST YEAR

                                                                 ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                                             PRICE-BASED PLANS
                                                                 ----------------------------------------
                              NUMBER OF                           THRESHOLD        TARGET       MAXIMUM
          NAME                 SHARES            PAYOUT           ($ OR #)       ($ OR #)       ($ OR #)
          ----                 ------            ------           --------       ---------      --------
Stephen J. Davidson........        -
Charles Burdick............        -
Richard H. Evans...........     105,569      October 1, 2000
Lynn C. Rexroth............      20,000        June 30, 1997
David R. Van Valkenburg....        -
Roger P. Wilson............        -


     In November 1997, certain senior executives were granted awards under the LTIP, however grants were not made to Mr. Davidson or Mr. Burdick at that time because they were then in a "closed period." The Board has agreed that when such period ends, appropriate arrangements will be made so that Mr. Davidson and Mr.

Burdick are not prejudiced by the failure of the Company to make LTIP awards to them at that time.

     EMPLOYMENT AGREEMENTS

Mr. Davidson and the Company have agreed that Mr. Davidson will serve as Chief Executive Officer of the Company for an indefinite term, commencing as of February 12, 1997. The Company and Mr. Davidson each has the right to terminate the employment agreement at any time upon one years' notice. The agreement provides that Mr. Davidson will receive a base salary of (pound)335,000 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts.

Mr. Burdick and the Company have agreed that Mr. Burdick will serve as Group Finance Director of the Company for an initial two year fixed term, commencing as of February 12, 1997 and to continue thereafter unless terminated by either party giving no less than one year's notice. The agreement provides that Mr. Burdick will receive a base salary of (pound)225,000 per annum and also provides thAT hE will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts.

Mr. Van Valkenburg commenced employment with the Company on June 1997. Pursuant to an agreement with U S WEST Overseas International. Mr. Van Valkenburg was assigned to serve as Director of Group Operations for an indefinite term. US WEST Overseas International and the Company each have the right to terminate the arrangement at any time. Pursuant to this arrangement Mr. Van Valkenburg receives a base salary of (pound)157,738 per annum plus foreign service premiums and other expatriate compensation and is eligible for a bonus of up to 40% of his base salary each year upon the Company's achievement (or for 1997, U S WEST's achievement) of target performance. The Company has agreed to reimburse U S WEST Overseas International for all amounts paid to Mr. Van Valkenburg during the term of the assignment. Mr. Van Valkenburg continues to receive benefits under certain U S WEST plans.

Mr. Rexroth commenced employment with the Company on December 24, 1992. Pursuant to the terms of an assignment agreement with U S WEST Overseas on December 1, 1995, Mr. Rexroth was assigned to serve as Senior Vice President of Group Operations for a fixed term of eighteen months, commencing as of January 1, 1996. He returned to U S WEST in June 1997. The agreement (as revised) provided that Mr. Rexroth received a base salary of (pound)175,000 per annum plus foreign service premiums and otheR expatriate compensation (subject to certain adjustments) and also provided that he would be eligible for a bonus of up to 30% of his base salary each year upon the Company's achievement of target performance. Mr. Rexroth was reimbursed for relocation costs to the U.S. The Company reimbursed U S WEST Overseas for all amounts paid to Mr. Rexroth during the term of the assignment. Mr. Rexroth continues to receive benefits under certain U S WEST plans.

Mr. Wilson commenced employment with the Company on October 3, 1995, being previously employed by SBCC since October 1992. Mr. Wilson and the Company entered into an employment agreement which provides that Mr. Wilson will serve as Senior Vice President of Operations of the Company for an indefinite term, commencing as of September 16, 1996. The Company and Mr. Wilson each has the right to terminate the employment agreement at any time upon one year's notice and the Company has given notice to terminate the agreement effective July 1998. The agreement provides that Mr. Wilson will receive a base salary of (pound)85,460 per annum and also provides that he will be eligible for a bonUS oF 25% of his base salary each year upon the Company's achievement of target performance, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts. In addition, Mr. Wilson was paid a cash bonus of (pound)31,496 in January 1998 pursuant to a retention plan established by SBCC. Following reviews in January 1996, January 1997 and March 1997 Mr. Wilson's salary was increased to (pound)98,000 per annum, (pound)106,820 per annum and (pound)120,000 per annum, respectively.

Mr. Evans commenced employment with the Company on July, 1997. Mr. Evans and the Company entered into an employment agreement which provides that Mr. Evans will serve as Group IT Director for an indefinite term. The Company and Mr. Evans each has the right to terminate the employment agreement at any time upon one year's notice. The agreement provides that Mr. Evans will receive a base salary of 105,870 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts.

REMUNERATION COMMITTEE REPORT

A report of the Remuneration Committee of the Company's Board of Directors covering various matters specified by applicable U.S. law, the Code of Best Practice of the Report of the Study Group on Directors' Remuneration and Section A of the Best Practice Provisions on remuneration committees as annexed to the Listing Rules of the London Stock Exchange, set out in the Annual Report of the Company for 1997 under the caption "Report of the Remuneration Committee" is incorporated by reference herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     SECONDMENT OF PERSONNEL

Affiliates of TCI, U S WEST, SBC and Cox have seconded senior personnel to the Company to provide certain business and technical expertise and support. Currently, three of the Company's employees are on secondment from affiliates of TCI, U S WEST, SBC and Cox. The Company has agreed in secondment agreements to reimburse the affiliates of TCI, U S WEST, SBC and Cox, as the case may be, for the full costs each incurs in respect of any personnel seconded to the Company. The aggregate amount expensed by the Company to TCI, U S WEST, SBC and Cox (or affiliates thereof) in respect of personnel (and certain technical consultants) in 1997 was approximately (pound)259,000, (pound)232,000 and (pound)234,352 respectively.

     TECHNOLOGY SHARING ARRANGEMENTS

TCI and U S WEST have agreed to make available to the Company proprietary technology and know-how which they are permitted to license and which is related to cable television and cable telephony at a fair market price which is generally no less favorable than those provided to any unaffiliated customers. The Company has agreed to make available to TCI and U S WEST any of the Company's proprietary technology and know-how which it is permitted to license and which is related to cable television and cable telephony at a fair market price which is generally not less favorable than those provided to any unaffiliated customers.

     PROGRAMMING

An affiliate of TCI, an affiliate of U S WEST and Cox own approximately 36.8%, 6.7% and 13.2%, respectively, of Flextech. In addition Mr. Vierra and Mr. Ames are directors of Flextech and Mr. Singer is Chairman of Flextech. Flextech owns interests (in some cases, controlling interests) in certain programming channels and provides management services to certain of such channels and other channels. Some of the channels in which Flextech owns an interest or provides management services to are offered directly by the Company to its subscribers and some are included in the BSkyB Multi-Channel Package, which is also offered by the Company to its subscribers. In addition, affiliates of U S WEST, TCI and SBC are partners in CPP-1, a joint venture with three other U.S. cable operators which has a 10% interest in Live TV. Lord Borrie is also a director of The Mirror Group plc, which has an interest in Live TV. Live TV is carried by the Company's network. An affiliate of TCI has an interest in Time Warner Inc., which owns CNN International, The Cartoon Network and TNT, all of which are carried by the Company's network. The Company believes that programming obtained from all the affiliated programming suppliers is obtained on terms no less favorable than those available to unrelated third parties.

CERTAIN TAX CONSEQUENCES OF OWNERSHIP OF ADSS

A description of certain tax consequences relating to the ownership of ADSs is set out in Annex A hereto.

PERFORMANCE GRAPHS

The following graph compares, for the period from November 22, 1994 through the year ended December 31, 1997, the cumulative total shareholder return on the ADSs which are traded on the Nasdaq National Market to that of (a) the S&P 500 Index and (b) a peer group (the "NASDAQ Peer Group") which consists of (i) Comcast UK Cable Partnership and International CableTel Inc. through December 31, 1997, (ii) Bell Cablemedia plc through June 17, 1997 (when it was acquired by Cable & Wireless Communications plc ("CWC") and ceased trading on the NASDAQ National Market), (iii) NYNEX CableComms Group plc from June 9, 1995 (when it commenced trading on the NASDAQ National Market) through June 17, 1997 (when it was acquired by CWC and ceased trading on the NASDAQ National Market), (iv) General Cable plc from June 9, 1995 (when it commenced trading on the NASDAQ National Market) through December 31, 1997 and (v) CWC from April 24, 1997 (when it commenced trading on the NASDAQ National Market) through December 31, 1997.

The cumulative shareholder return on the ADSs reflects ADSs evidencing Old Telewest Ordinary Shares (which were traded on the London Stock Exchange prior to the Merger) for the period from November 22, 1994 (the first time such shares were registered under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")) through September 29, 1995 (the last day of trading for such shares) and reflects the Company's Ordinary Shares for the period October 2, 1995 (the first day of trading for such shares) through December 31, 1996.

The NASDAQ Peer Group was originally comprised of Bell Cablemedia plc, Comcast UK Cable Partnership and General Cable plc (the "Original NASDAQ Peer Group"). The Original NASDAQ Peer Group was selected because it represented companies listed on the NASDAQ National Market that were engaged (like the Company) principally in the cable television and cable telephony business in the U.K. Since that time, three companies engaged (like the Company) principally in the cable television and telephony business in the U.K. (NYNEX CableComms Group plc, General Cable plc and CWC), have commenced trading on the NASDAQ National Market and consequently have been added to the NASDAQ Peer Group. NYNEX Cablecomms Group plc and Bell Cablemedia PLC were removed from the peer group when they were acquired by CWC. The Company believes that it is appropriate to modify its NASDAQ Peer Group from time to time to comprise companies engaged in the same business as the Company in the U.K.


  MEASUREMENT PERIOD                 TELEWEST         S&P 500          NASDAQ
(FISCAL YEAR COVERED )                 ADSS          COMPOSITE       PEER GROUP
----------------------                 ----          ---------       ----------

NOV. 22, 1994                          100.00           100.00         100.00
DEC. 31, 1994                           93.38           102.77          92.64
MAR. 31, 1995                           92.67           108.37          90.26
JUN. 9, 1995                            91.79           116.99          95.89
JUN. 30, 1995                           89.25           121.51          94.38
SEP. 30, 1995                          106.23           131.84         100.83
DEC. 31, 1995                           85.67           142.48          87.40
MAR. 29, 1996                           77.62           152.73          92.04
JUN. 28, 1996                           88.48           156.76          92.37
SEP. 30, 1996                           65.66           160.58          82.18
DEC. 31, 1996                           66.87           158.93          83.21
MAR. 31, 1997                           58.32           170.16          77.09
APR. 24, 1997                           46.58           175.23          76.93
JUN. 17, 1997                           51.32           202.33          84.68
JUN. 30, 1997                           51.76           197.19          85.36
SEP. 30, 1997                           46.09           218.33          74.41
DEC. 31, 1997                           41.07           220.50          73.52

The following graph compares, for the period from November 23, 1994 through the year ended December 31, 1996, the cumulative total shareholder return on Ordinary Shares which are traded on the London Stock Exchange to that of (a) the Financial times - Stock Exchange All Share Index, and (b) a peer group (the "LSE Peer Group") which consists of (i) British Telecommunications plc, Cable & Wireless plc, Vodaphone and Securicor Services (the "Original LSE Peer Group") through June 8, 1995, (ii) NYNEX CableComms Group plc from June 9, 1995 (when it commenced trading on the London Stock Exchange) through June 17, 1997 (when it was acquired by CWC and ceased trading on the London Stock Exchange), (iii) General Cable plc from June 9, 1995 (when it commenced trading on the London Stock Exchange) through December 31, 1997 and (iv) CWC from April 24, 1997 (when it commenced trading on the London Stock Exchange) through December 31, 1995.

The cumulative shareholder return on Ordinary Shares reflects the Old Telewest Ordinary Shares (which were traded on the London Stock Exchange prior to the Merger) for the period from November 22, 1994 (the first time such shares were registered under the U.S. Securities Exchange Act) through September 29, 1995 (the last day of trading for such shares) and reflects the Company's Ordinary Shares for the period October 2, 1995 (the first day of trading for such shares) through December 31, 1997.

At the time the Original Peer Group was selected there were no companies listed on the London Stock Exchange that engaged (like the Company) principally in the cable television and cable telephony business in the U.K., and accordingly the Original Peer Group represents selected companies listed on the London Stock Exchange engaged in the same general industry as the Company (i.e., communications). Since that time, three companies engaged (like the Company) principally in the cable television and telephony business in the U.K. (NYNEX CableComms Group plc, General Cable plc and CWC) have commenced trading on the London Stock Exchange and consequently have been added to the LSE Peer Group in substitution for the Original Peer Group. NYNEX Cablecomms Group plc was removed from the peer group when it was acquired by CWC. The Company believes that it is appropriate to modify its LSE Peer Group from time to time to comprise companies engaged in the same business as the Company in the U.K.

                                                                      TELEWEST
  MEASUREMENT PERIOD                 LSE PEER        FTSE ALL         ORDINARY
(FISCAL YEAR COVERED)                 GROUP           SHARE           SHARES
---------------------                 -----           -----           ------

NOV. 21, 1994                          100.00           100.00         100.00
DEC. 30, 1994                          100.9             98.6           94.0
MAR. 31, 1995                           99.0            101.0           94.0
JUN. 9, 1995                           105.7            108.5           90.9
JUN. 30, 1995                          102.9            107.6           89.8
SEP. 29, 1995                          115.6            116.3          107.1
DEC. 29, 1995                           98.1            122.1           85.2
MAR. 29, 1996                           92.9            126.4           78.0
JUN. 28, 1996                           95.8            128.7           88.7
SEP. 30, 1996                           87.3            136.6           65.4
DEC. 31, 1996                           97.2            142.4           68.1
MAR. 31, 1997                           92.7            150.0           60.4
APR. 24, 1997                           90.8            149.9           46.7
JUN. 17, 1997                           86.1            162.1           51.7
JUN. 30, 1997                           91.7            171.2           52.8
SEP. 30, 1997                           64.9            192.0           45.3
DEC. 31, 1997                           62.0            204.6           38.5


In calculating cumulative total shareholder return in the two preceding graphs, returns are calculated on a quarterly basis (assuming an initial investment of $100 on November 22, 1994), reinvestment of dividends is assumed, and the returns of each member of the indices and the peer groups are weighed for market capitalization. The cumulative total shareholder return of the Company's peer groups assumes that on the date of the addition or removal of any company from any such peer group, the cumulative total shareholder return to such date of such peer group is reinvested in the companies constituting such peer group after such addition or removal.

COMPLIANCE WITH SECTION 16(A) OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and any persons who own more than ten percent of the Company's Ordinary Shares to file reports of initial ownership of the Company's Ordinary Shares and subsequent changes in that ownership with the Securities and Exchange Commission (initial reports are filed on Form 3 and reports as to subsequent changes or certain other matters are filed on Forms 4 or 5). Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during 1997 all Section 16(a) filing requirements were complied with except that (a) Mr. Burdick filed one Report on Form 3 late reflecting his appointment as Finance Director.

APPLICABILITY OF SECTION 162(M) OF THE U.S. INTERNAL REVENUE CODE OF 1986

Because the Company is not currently and does not expect in the future to be subject to U.S. federal income tax, Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), which generally denies a deduction for U.S. federal income tax purposes to publicly-held companies for compensation paid to certain executives in excess of $1 million per executive per taxable year, currently does not apply to the Company.

VOTING REQUIREMENTS

Every holder of Ordinary Shares who is present in person or by proxy at the Annual General Meeting shall have one vote on each matter to be presented, and on a poll every shareholder who is present in person or by proxy shall have one vote for every Ordinary Share held (subject in each case to disenfranchisement in the limited circumstances provided in the Articles). Voting at the Annual General Meeting will be by a show of hands unless a poll is demanded. A poll may be demanded by (a) the chairman of the meeting, (b) not less than five shareholders present in person or by proxy and entitled to vote, (c) any shareholder or shareholders present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to attend and vote at such meeting or (d) any shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which there have been paid-up sums in aggregate equal to not less than one-tenth of the total sum paid on all shares conferring such right. Since under English law voting rights are only conferred on registered holders of shares, a person holding through a nominee may not directly demand a poll.

Where a poll is not demanded, the interests of beneficial owners of Ordinary Shares who hold through a nominee or record owners who have appointed a proxy may not be reflected in votes cast on a show of hands if such nominee or proxy does not attend the meeting or receives conflicting voting instructions from different beneficial or records owners for whom it holds as nominee or acts as proxy. In any event, in a show of hands, such nominee or proxy will have only one vote, notwithstanding the number of beneficial or record owners for whom he or she acts.

Resolutions #1 through #13 and #15 are Ordinary Resolutions and require the affirmative vote of a majority of the shareholders present in person or by proxy, in the case of a vote by show of hands, or present in person or by proxy and holding shares conferring in the aggregate a majority of the votes actually cast on the Ordinary Resolution, in the case of a vote by poll. Resolutions #14 and #16 are Special Resolutions and require the affirmative vote of not less than 75% of the shareholders present in person or by proxy, in the case of a vote by show of hands, or present in person or by proxy and holding shares conferring in the aggregate at least 75% of the votes actually cast on the Special Resolution, in the case of a vote by poll. In accordance with London Stock Exchange Rules, shareholders do not have an opportunity to cast "abstentions." Broker non-votes will not count as votes cast "FOR" or "AGAINST" any matter.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company has not retained any independent soliciting agent. Proxies may be solicited in person or by telephone or telegram by the directors, executive officers and employees of the Company, who will not receive additional compensation for such activities.

Brokers, nominees and other similar record holders will be requested to forward proxy solicitation material to beneficial owners and, upon request, will be reimbursed by the Company for their out-of-pocket expenses.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in next year's Proxy Statement should be sent to the Company Secretary at Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, United Kingdom, and must be received by November 28, 1998.

FINANCIAL STATEMENTS AVAILABLE

Consolidated financial statements for the Company are included in the Annual Report of the Company for 1997 furnished to shareholders with this Proxy Statement. Additional copies of these statements and the Annual Report on Form 10-K for the year ended December 31, 1997 may be obtained without charge from the Company Secretary at Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, United Kingdom.

The Annual Report on Form 10-K is also on file with the Securities and Exchange Commission, Washington, D.C. 20549, and The Nasdaq Stock Market Inc., 1735 K Street, NW, Washington, DC 20006-1500.

Dated: March 31, 1998

                                                                        ANNEX A

                    CERTAIN TAX CONSEQUENCES OF OWNERSHIP OF
                        TELEWEST ORDINARY SHARES AND ADSS


GENERAL

The following generally summarizes the principal U.K. and U.S. federal income tax consequences of the purchase, ownership and disposition of Ordinary Shares or ADSs (evidenced by ADRs) that are residents or citizens of the U.S. and hold the Ordinary Shares or ADSs as capital assets ("U.S. Holders"). BECAUSE THIS IS A GENERAL SUMMARY, PROSPECTIVE PURCHASERS OF ORDINARY SHARES OR ADSS WHO ARE U.S. HOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES, AS WELL AS TO THE U.K. TAX CONSEQUENCES, OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ORDINARY SHARES OR ADSS APPLICABLE IN THEIR PARTICULAR TAX SITUATIONS.

The statements of U.S. federal income tax and U.K. tax law set out below are based (a) on the laws in force, and as interpreted by the relevant taxation authorities, as of the date of this Proxy Statement, and are subject to any changes (which may apply retroactively) in U.S. or U.K. law, or in the interpretation thereof by the relevant taxation authorities, or in the conventions between the U.S. and the U.K. relating to income and capital gains (the "Income Tax Convention") and estate and gift taxes (the "Estate and Gift Tax Convention"), occurring after such date and (b) in part, on representations of the Depositary and on the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms.

This summary does not address the laws of any state or locality or any foreign government (other than the U.K.). Further, this summary does not address the tax consequences to particular classes of taxpayers that are subject to special rules including, without limitation, dealers in securities or currencies, insurance companies, tax exempt organizations, financial institutions, persons that hold their Ordinary or ADSs as part of a straddle, hedging or "conversion transaction", persons whose functional currency is other than the U.S. dollar, tax-exempt investors or persons owning directly, indirectly or constructively, 10% or more of the Company's stock. This summary does not address the U.K. or U.S. tax treatment of persons who hold Ordinary Shares or ADSs through a partnership or other pass-through entity. Except to the limited extent discussed below, it does not consider the U.K. tax or U.S. tax consequences to a person other than a U.S. Holder (a "Non-U.S. Holder").

For purposes of the Conventions and the Code, U.S. Holders will be treated as the owners of the Ordinary Shares represented by ADSs evidenced by ADRs. Accordingly, and except as noted below, the U.K. tax and U.S. federal income tax consequences discussed below apply equally to beneficial owners of both Ordinary Shares and ADSs that are U.S. Holders.

TAXATION OF DIVIDENDS

For the purposes of this summary, the term "Eligible U.S. Holder" means a beneficial owner of an ADS or an Ordinary Share (a) that derives and beneficially owns the cash dividend paid thereon, (b) that is an individual, a corporation, a trust or estate resident in the U.S. (and, in the case of a corporation, not also resident in the U.K. for U.K. tax purposes) for the purposes of the Income Tax Convention and (c) whose holding is not effectively connected with a "permanent establishment" through which the Eligible U.S. Holder carries on business in the U.K. with a "fixed base" in the U.K. from which the Eligible U.S. Holder performs independent personal services. Such term excludes, however, (a) a beneficial owner who owns at least 10% of the Ordinary Shares in respect of which the dividend is paid, (b) under certain circumstances, a corporation 25% or more of the capital of which is owned directly or indirectly by one or more persons who are not individual residents or nationals of the U.S. and (c) a U.S. corporation that controls, directly or indirectly (either alone or with one or more associated corporations), 10% or more of the voting stock of the Company.

The Company is required, when paying a dividend in respect of the Ordinary Shares, to account to the U.K. Inland Revenue for a payment known as advance corporation tax ("ACT"). The rate of ACT at present is equal to 25% of any dividend paid to shareholders, which is equivalent to 20% of the sum of the dividend and the related ACT. It was recently proposed that the duty to account for ACT in respect of dividends paid will be abolished from 1999.

An Eligible U.S. Holder is entitled under the Income Tax Convention and current U.K. law to claim from the U.K. Inland Revenue a refund of an amount equal to the ACT paid by the Company in respect of the dividend (the "Tax Credit Amount"), but subject to a 15% U.K. withholding tax on the combined sum of the dividend paid and the related Tax Credit Amount. For example, assuming continuance of ACT at the rate of 25% of a dividend paid, a dividend of (pound)8.00 paid to such an Eligible U.S. Holder would generally entitle the Eligible U.S. Holder to claim (pound)0.50 (a Tax Credit Amount of (pound)2.00 less a withholding of (pound)1.50) from the U.K. Inland Revenue, giving a total cash received, after U.K. taxes but before U.S. taxes, of (pound)8.50. Under current proposals the rate of tax credits will be reduced from 20% of the sum of the dividend and tax credit to 10% of such amount on dividends paid on or after April 6, 1999 with the result that an Eligible U.S. Holder would not be entitled to claim any amount attributable to a Tax Credit Amount.

If the Eligible U.S. Holder is a U.S. trust or estate, the Tax Credit Amount will be available only to the extent that the income derived by such trust or estate is subject to U.S. tax as the income of a resident either in its hands or in the hands of its beneficiaries, as the case may be.

In respect of dividends paid before April 6, 1999 for U.S. federal income tax purposes, the gross amount of a dividend plus the Tax Credit Amount, including the 15% U.K. withholding tax thereon, (a) will be included in gross income by a U.S. Holder and (b) will be treated as foreign source dividend income to the extent paid out of current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to certain limitations, including certain holding period requirements with respect to the Ordinary Shares, the 15% U.K. withholding tax will be treated as a foreign income tax eligible for credit against such Eligible U.S. Holder's federal income tax (or, alternatively, a deduction in computing such U.S. Holder's taxable income). The consequences of these limitations will depend on the nature and sources of each Eligible U.S. Holder's income and the deductions appropriately allocated or apportioned thereto. In general, no dividends received deduction will be allowed with respect to dividends paid by the Company. The amount of the dividend will be the U.S. dollar spot value of the dividend on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. Exchange gain or loss, if any, recognized by an Eligible U.S. Holder on a sale or other disposition of pounds received pursuant to the dividend will generally be U.S. source ordinary income or loss.

For dividends paid on or after April 6, 1999 (assuming that the current proposals are enacted) an Eligible U.S. Holder who receives the (pound)8 dividend in the above example for US federal income tax purposes would be considered to receive a dividend of (pound)8.89 ((pound)8 dividend plus the 89p tax credit) and would include that amount in income. Such US Holder also would be considered to have paid 89p of U.S. tax that, subject to the limitations described above, would be creditable against such Eligible U.S. Holder's US federal income tax liability.

Arrangements exist with the U.K. Inland Revenue under which certain Eligible U.S. Holders of ADSs (i.e., (a) a U.S. corporation, (b) an individual resident in the U.S. and not resident in the U.K. or (c) a trust or estate all the beneficiaries of which are resident in the U.S. or Canada) generally will receive directly from the Company together with the payment of the associated dividend payment of the Tax Credit Amount to which such Holder is entitled, net of the applicable U.K. withholding tax, without the need to file a claim for refund. To claim the benefit of the arrangements, the registered holder must complete the declaration on the reverse of the dividend check confirming the Eligible U.S. Holder's entitlement to the Tax Credit Amount and present the check for payment within three months from the date of issue of the check. These arrangements can be terminated or altered without notice by the U.K. Inland Revenue.

In addition, arrangements exist with the U.K. Inland Revenue under which an Eligible U.S. Holder of Ordinary Shares will receive payment of the U.K. tax credit at the same time as and together with the payment of the associated dividend. In order to receive such payment, the Eligible U.S. Holder must have the Ordinary Shares registered in the name of a nominee approved by the U.K. Inland Revenue for such purpose, and the nominee must follow certain procedural requirements. In addition, the qualifying holder must be either: (a) an individual who: (i) is not resident in the U.K. and does not retain the use of any accommodation in the U.K., (ii) has not during the previous four years been in the U.K. for as much as three months a year on average, or for a period or periods amounting in the aggregate to six months in the relevant U.K. income tax year; (iii) has not been absent from the U.S. for a complete U.S. tax year in any of the previous four years; (iv) does not have a permanent establishment in the U.K. and (v) does not own 10% or more of the class of shares in respect of which the dividend is paid; or (b) a corporation: (i) which is managed and controlled in the U.S. and does not have a permanent establishment in the U.K.;
(ii) which does not, either alone or together with one or more associated corporations, control, directly or indirectly, 10% or more of the voting power in the Company; (iii) which does not own 10% or more of the class of shares in respect of which the dividend is paid; (iv) which is liable to U.S. tax on the dividend and (v) at least 75% of the capital of which is owned directly or indirectly by persons who are U.S. residents. These arrangements will be extended to trusts, estates in the course of administration, pension funds, foundations and similar bodies only with the prior approval of the U.K. Inland Revenue.

Certain Eligible U.S. Holders who are not entitled to receive payment of the U.K. Tax Credit Amount from the Company with payment of the associated dividend but who, nevertheless, are entitled to a refund of the Tax Credit Amount, net of the U.K. withholding tax, must file a claim for the Tax Credit Amount in the manner described in U.S. Revenue Procedure 80-18, 1980-1 C.B. 623, as modified by U.S. Revenue Procedures 81-58, 1981-2 C.B. 678; 84-60, 1984-2 C.B. 504, and
90-61, 1990-2 C.B. 657. Claims for tax refund must be made within six years of the U.K. year of assessment (generally the 12-month period ending April 5 in each year) in which the related dividend was paid. The first claim by a claimant for a tax credit under these procedures is made by sending the appropriate U.K. form (FD/13) in duplicate to the Director of the Internal Revenue Service Center with which the holder's last U.S. federal income tax return was filed. Forms may be available from the U.S. Internal Revenue Service Assistant Commissioner (International), 950 L'Enfant Plaza South, S.W., Washington, D.C. 20024,
Attention: Taxpayers Service Division. Because a refund claim is not considered made until the U.K. tax authorities receive the appropriate form from the U.S. Internal Revenue Service, forms should be sent to the U.S. Internal Revenue Service well before the end of the applicable limitation period. Any claim by a claimant after the first claim by such a U.S. Holder for payment under these procedures should be filed directly with the U.K. Financial Intermediaries and Claims Office, Fitz Roy House, P.O. Box 46, Nottingham, England, NG2 1BD.

Under Section 812 of ICTA 1988, the U.K. government has the power to deny the payment of associated U.K. tax credits under the Income Tax Convention to a corporation that controls, directly or indirectly, either alone or together with one or more corporations, which are treated as associated for the purposes of the Income Tax Convention, at least 10% of the voting power of the Company, if it or an "associated company" (as defined in Section 416 ICTA 1988) has a "qualifying presence" (as defined in Section 812 ICTA 1988) in a state in the U.S. which operates a unitary system of corporation taxation. These provisions will come into force only if the U.K. government so determines by statutory instrument. No such instrument has yet been made.

Subject to the discussion below regarding backup withholding tax, a Non-U.S. Holder of Ordinary Shares or ADSs generally will not be subject to U.S. federal income or withholding tax on dividends received on Ordinary Shares or ADSs, unless such income is effectively connected with the conduct of a trade or business in the U.S. and, in general, in the case of a Non-U.S. Holder entitled to benefits under a tax treaty, attributable to a permanent establishment or fixed base in the U.S.

TAXATION OF CAPITAL GAINS

A U.S. Holder who is not resident or ordinarily resident in the U.K. for U.K. tax purposes will not be liable for U.K. tax on capital gains realized or accrued on the sale or other disposal of Ordinary Shares or ADSs unless the Ordinary Shares or ADSs are held in connection with a trade, profession or vocation carried on by such U.S. Holder in the U.K. through a branch or agency which constitutes a permanent establishment or fixed base and the Ordinary Shares or ADSs are or have been used, held or acquired for the purposes of such trade, profession or vocation of such branch or agency. A U.S. Holder will be liable for U.S. federal income tax on such gains to the same extent as on any other gains from sales or disposition of stock.

Assuming that gain on the disposition of Ordinary Shares or ADSs would not be subject to U.K. tax, such gain would be U.S. source income for U.S. foreign tax credit limitation purposes. Deposits and withdrawals of Ordinary Shares by U.S. Holders in exchange for ADSs will not result in the realization of gain or loss for U.K. capital gains tax or U.S. federal income tax purposes.

Subject to the discussion below of backup withholding, a Non-U.S. Holder of Ordinary Shares or ADSs will not be subject to U.S. federal income or withholding tax on gain realized on the sale of Ordinary Shares or ADSs unless
(i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. and, in general, in the case of a Non-U.S. Holder entitled to benefits under a tax treaty, such gain is attributable to a permanent establishment or fixed base in the U.S. or (ii) in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the U.S. for 183 days or more in the taxable year of the sale and certain other conditions are met.

U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING

U.S. Holders are generally subject to information reporting requirements with respect to dividends paid in the U.S. on Ordinary Shares or ADSs. Under existing regulations, such dividends are not subject to back up withholding. However, under regulations generally effective January 1, 1999, such dividends paid in the United States would be subject to back up withholding. Non-U.S. Holders will not be subject to information reporting or back up withholding with respect to dividends on Ordinary Shares or ADSs, unless payment is made through a paying agent (or office) in the U.S. Non-U.S. Holders generally will be subject to information reporting (and, under proposed regulations, generally effective January 1, 1999, to back up withholding at a rate of 31%) with respect to the payment within the U.S. of dividends on Ordinary Shares or ADSs, unless the holder provides a taxpayer identification number, certifies to its foreign status, or otherwise establishes an exemption.

U.S. Holders generally will be subject to information and back up withholding at 31% on proceeds paid from the disposition of Ordinary Shares or ADSs unless the U.S. Holder provides an IRS Form W-9 or otherwise establishes an exemption. Non-U.S. Holders generally will be subject to information reporting and back up withholding at a rate of 31% on the payment to or through the U.S. office of a broker, whether domestic or foreign, of proceeds from the disposition of Ordinary Shares or ADSs, unless the holder provides a taxpayer identification number, certifies to its foreign status or otherwise establishes an exemption. Non-U.S. Holders will not be subject to information reporting or back up withholding with respect to the payment by a foreign office of a broker of proceeds from the disposition of Ordinary Shares or ADSs provided, however, that, if the broker is a U.S. person or "U.S. related person," information reporting (but not back up withholding) will apply, unless the broker has documentary evidence in its records of the Non-U.S. Holder's foreign status, the Non-U.S. Holder certifies to its foreign status under penalties of perjury or otherwise establishes an exemption. For this purpose, a "U.S. related person" is a foreign person who has one or more specific relationships with the U.S.

The amount of any back up withholding will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the U.S. Internal Revenue Service.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

The Company generally will be a passive foreign investment company ("PFIC") for U.S. federal income tax purposes for any taxable year (i.e., the period from January 1 to December 31) in which either (a) 75% or more of its gross income is passive income or (b) on average for the taxable year, 50% or more of its assets (measured by U.S. tax basis) produce or are held for the production of passive income. The Internal Revenue Service has indicated that cash balances, even if held as working capital, are considered to be passive assets that produce passive income. As of the date of this Proxy Statement, the Company does not believe it is a PFIC for U.S. federal income tax purposes, and, based on current projections, the Company does not anticipate that it will become a PFIC. No assurance can be given, however, that the Company will not become a PFIC in the future.

The Company will monitor its status and, promptly following the end of any taxable year, will notify shareholders if it believes that it is properly classified as a PFIC for that taxable year, in which case it will comply with the reporting requirements necessary for U.S. Holders to elect to treat the Company as a "qualified electing fund" (a "QEF election"). If the Company were a PFIC, U.S. Holders of Ordinary Shares or ADSs may suffer unfavourable U.S. federal income tax consequences. This summary does not address the consequences were the Company determined to be a PFIC. U.S. Holders should consult their own tax advisers concerning the U.S. tax consequences of holding Ordinary Shares or ADSs if the Company were considered to be a PFIC, including the consequences of making a QEF election.

U.K. ESTATE AND INHERITANCE TAX

An Ordinary Share or ADS beneficially owned by an individual U.S. Holder who is domiciled in the U.S. for the purposes of the Estate and Gift Tax Convention and is not domiciled in the U.K. for such purposes is not subject to U.K. inheritance tax on the individual's death or U.K. gift tax on a gift made by the individual during his lifetime except where the Ordinary Share or ADS is part of the business property of a U.K. "permanent establishment" of the individual or pertains to a U.K. "fixed base" of an individual used for the performance of independent personal services. The Estate and Gift Tax Convention generally provides for tax paid in the U.K. to be credited against any tax payable in the U.S. and for tax paid in the U.S. to be credited against any tax payable in the U.K., based on priority rules set forth in that Convention, in a case where an Ordinary Share or ADS is subject both to U.K. inheritance tax and to U.S. federal gift or estate tax. There are special individual rules applying to trusts. Ordinary Shares or ADSs held in a trust created by a U.S. Holder who is not domiciled in the U.K. normally will fall outside the scope of U.K. inheritance tax.

STAMP DUTY AND STAMP DUTY RESERVE TAX

Stamp duty reserve tax at the then-applicable rate arises upon the deposit with the Depositary of the Ordinary Shares. The current rate of stamp duty reserve tax is (pound)1.50 per (pound)100 (or part thereof). The stamp duty reserve tax on the initial deposit of the Ordinary Shares represented by the ADSs was paid by the Company. On the transfer of further Ordinary Shares to the Depositary, stamp duty reserve tax will be payable by the Depositary and under the Deposit Agreement, holders of ADRs must pay an amount equal to such tax to the Depositary.

Provided that the instrument of transfer is not executed in the U.K. and remains at all subsequent times outside the U.K., no U.K. stamp duty will be payable on the acquisition or transfer of ADSs evidenced by ADRs, nor will an agreement to transfer ADSs evidenced by ADRs give rise to a liability to stamp duty reserve tax.

A transfer of Ordinary Shares by the Depositary or its nominee to the beneficial owner of the relevant ADS or its nominee when the beneficial owner is not transferring beneficial ownership will give rise to U.K. stamp duty at the rate of 50p per transfer.

Purchasing Ordinary Shares, as opposed to ADSs, will normally give rise to a charge to U.K. stamp duty or stamp duty reserve tax at the rate of 50p per (pound)100 (or part) of the price payable for the Ordinary Shares. Stamp duty and stamp duty reserve tax generally are the liabilities of the purchaser. Where such Ordinary Shares are later transferred to the Depositary's nominee, further stamp duty or stamp duty reserve tax will normally be payable at the rate of (pound)1.50 per (pound)100 (or part thereof) of the value of the Ordinary Shares at the time of transfer. However, where Ordinary Shares being acquired are transferred directly to the Depositary's nominee, the only charge will generally be the higher charge of L1.50 per (pound)100 (or part) of the price payable for the Ordinary Shares so acquired.

The U.K. government has announced its intention to abolish both stamp duty and stamp duty reserve tax in respect of the transfer of securities from a date which has not yet been announced.

Attached is a copy of the "Report of the Remuneration Committee" which will be set out in full in the Company's 1997 Annual Report to Shareholders on page 30 and incorporated by reference in the Company's 1998 Proxy Statement. A copy of the Company's 1997 Annual Report will be sent to each Shareholder together with the 1998 Proxy Statement. This arrangement was cleared with Mr. Roger Schwall of the staff during the preparation of the Company's 1996 Proxy Statement.

REPORT OF THE REMUNERATION COMMITTEE

1.  COMPLIANCE

The following report by the Remuneration Committee complies with Section A of the Best Practice Provisions on remuneration committees as annexed to the Listing Rules of the London Stock Exchange. Full consideration has also been given to Section B of the Best Practice Provisions regarding remuneration policy, service contracts and compensation, as annexed to the Listing Rules of the London Stock Exchange. The Report is also in line with requirements under US securities laws applicable to remuneration committee reports. Further information on senior executive remuneration as required by US law can be found in the proxy statement accompanying this document.

2.  COMPOSITION

The members of the Committee are Mr Ames (Chairman), Mr Stenham and Mr Singer. The Committee submits reports regularly to the full Board of Directors concerning its activities and decisions. It has written terms of reference which include the assessment and approval of the remuneration of the executive Directors and senior executives. The Board determines the remuneration of the non-executive Directors.

3.  REMUNERATION POLICY FOR THE EXECUTIVE DIRECTORS AND SENIOR EXECUTIVES

a)  General policy

The Group aims to attract, motivate and retain high calibre executives by rewarding them with competitive salary and benefit packages which are linked to both individual and business performance. These packages are based on the Group's philosophy of emphasising pay-for-performance. The Group recognises the pressures for short-term as well as long-term performance and seeks to provide an appropriate balance. The Group uses a market-based four-tiered salary structure for its executive employees. Each senior executive is assigned to one of these four tiers based on his or her level of responsibility and position in relation to others inside and outside the Group.

The Committee believes that the Group's current remuneration policy appropriately aligns the Group's senior executive compensation with the performance of the Group and shareholder interests and offers competitive compensation for its executives. The Committee does not believe in compensating for poor performance and does not reward unsatisfactory performance. In the case of early termination of employment, it is the Committee's policy to seek to mitigate any liability.

b)  Remuneration components

There are four components to the senior executive remuneration package: base salary and benefits, annual cash bonus, long-term incentive arrangements and pension.

i) Base salary and benefits

Salaries are established by the Committee by reference to those prevailing in the employment market generally for executives of comparable status, responsibility and skills. To assist in determining the comparability of positions and competitive market pricing, the Group uses executive compensation salary surveys prepared by recognised independent compensation consulting firms in the UK. The Group uses surveys that specifically cover the UK cable communications industry, as well as surveys of comparable companies of similar size in similar industries. In general, and because of the competitive nature of the market, the Group seeks to set overall executive compensation levels to rank between the mid-market and upper quartile of the survey data.

Salary reviews are generally determined by the Committee on an annual basis. Adjustments in base salary, if any, occur after a formal appraisal process, taking account of individual performance, changes in job responsibilities, changes in the marketplace and general economic conditions in the UK.

Benefits for senior executives typically include a car (or a cash payment in lieu thereof) and payment of its operating expenses and fuel, and life, disability and health insurance. The benefits are not pensionable.

ii) Annual cash bonuses

The Group's Short-Term Incentive Plan (the "STIP") provides each senior executive with an opportunity to earn an annual cash award (which is not pensionable) based upon the achievement of short-term Group targets (ie, one financial year) and individual contributions to Group results. These targets are set by the Remuneration Committee at the commencement of each financial year. Under the STIP, the senior executive has an award opportunity expressed as a percentage of base salary. For executive Directors, the award is up to 25% of salary for achieving target, rising to a maximum of 50% of salary if the Group exceeds its STIP target. The 1997 STIP awards to the executive Directors represented approximately 53.3% of the targeted bonus amount. The amount of the STIP is based upon the extent to which the Group achieves certain specified objectives. In 1997, the STIP objectives related to the achievement of targets set in respect of growth, quality of operations (measured by customer satisfaction surveys), operating cash flow and completion of the restructuring programme. The objective is to have payout tied to Group performance, thereby providing higher than targeted payouts for better than expected performance and lower than targeted payouts for performance below the targeted levels.

iii) Long-term incentive arrangements

The Group operates the following long-term share and option incentive plans: The Telewest Restricted Share Scheme and The Telewest Long Term Incentive Plan (each of the aforesaid plans is designed to operate in conjunction with an Employee Share Ownership Plan ("ESOP")); an Inland Revenue approved executive share option scheme, the Telewest 1995 (No.1) Executive Share Option Scheme; an unapproved executive share option scheme, the Telewest 1995 (No.2) Executive Share Option Scheme; an Equity Participation Plan ("EPP"); an employee Share Save scheme and a profit sharing scheme designed for Inland Revenue approval.

The Telewest Restricted Share Scheme was designed to replace a cash bonus scheme in operation prior to the initial public offering in November 1994 and, for this reason, exercise of the award is not subject to the satisfaction of a performance condition. Under this scheme, awards were made of Telewest shares to senior executives based on a percentage of salary and for no consideration. At the time of the initial public offering Mr Davidson was granted an award over 475,183 Telewest shares. Awards generally vest over a three year period and, in the case of Mr Davidson, the final vesting date was January 1998.

The Telewest Restricted Share Scheme has been replaced with a Long-Term Incentive Plan ("LTIP") for share awards to executive Directors and senior executives. It is intended that senior executives in the LTIP will not be granted further options under the executive share option schemes (subject to exceptions at the discretion of the Remuneration Committee). In future, options under these schemes will generally be awarded to employees not participating in the LTIP. Under the LTIP an senior executive will be awarded the provisional right to receive, for no payment, a number of Telewest shares with a value equating to a percentage of base salary. The shares will not vest unless certain performance criteria, based on total shareholder return assessed over a three year period, are met. The percentage of salary will be determined by the Remuneration Committee and will be up to 100% of base salary for executive Directors. The award is divided equally, with vesting of 50% depending on the Company's total shareholder return ("TSR") meeting a performance condition relating to the TSR of FT-SE 100 companies, and the remaining 50% depending on the Company's TSR meeting a performance condition relating to the TSR of a group of comparative companies (including cable, broadcasting and telecommunications companies listed on the London Stock Exchange and cable companies operating in the UK and listed on Nasdaq), in each case over a three year period. If the Company's TSR is in the top quartile of the FT-SE 100 over that period, the executive will receive 50% of the number of shares awarded to him; if the Company's TSR is 50th place in the FT-SE 100, the executive will receive 12.5% of the number of shares awarded to him; if below 50th place in the FT-SE 100, the executive will receive nothing in respect of this portion of the award. Similarly, if the Company's TSR is in the top quartile of the group of comparative companies in that period, the executive will receive 50% of the number of shares awarded to him; if the Company's TSR is at the median position the executive will receive 12.5% of the number of shares awarded to him; if below the median position, the executive will receive nothing in respect of that portion of the award. In either test, a proportionate number of shares will be received for intermediate positions. TSR in each case will be calculated by reference to the cash flow generated by dividends, and capital appreciation on a share purchased at the beginning and sold at the end of the period. If the executive remains employed by the Group and depending on the achievement of the performance criteria, at the end of the third year after the date of grant, 50% of the vested award will be transferred to the employee and the balance will be transferred at the end of the fourth year after the date of grant if the employee remains so employed.

The executive share option schemes also form part of the Group's long-term incentive arrangements. Options over Telewest shares are granted in phases, generally on a one times salary basis up to a maximum of four times salary and exercise is subject to a performance condition, namely out-performance of the FT-SE 100 Index over any three-year period preceding exercise.

The option arrangements relating to Mr Davidson and Mr Burdick are set out on page 28 of the Report of the Directors.

Under the STIP, employees may be due a cash bonus. The Remuneration Committeee has provided that under the EPP an employee with two years service or at manager level or above, can use up to 50% of the bonus payable to him (or such lower percentage as the Remuneration Committee may determine) to acquire Telewest shares ("bonus shares"). The employee must deposit the bonus shares with the Trustee of the existing Telewest ESOP. In return, the employee is provisionally allocated for no payment a matching number of Telewest shares. Provided the bonus shares are retained for three years and the employee remains employed by the Group for three years, the bonus and matching shares would thereafter be released to the employee.

The Inland Revenue approved sharesave scheme, which enables the Company to grant options to employees to purchase Telewest shares at a 20% discount to market price is designed to incentivise employees. These options can be exercised only with funds saved by employees over time in a qualified savings account.

4.  PENSIONS

The Group contributes to personal pension schemes established by individual employees. The actual contribution of the Group to such schemes depends on the contribution made by the employee and may vary according to length of service. Generally the Group contribution varies from 3% of an employee's salary to a maximum of 12% for executive Directors or up to the Inland Revenue limits. In addition, there is a money purchase pension scheme to which the Group contributes an amount equal to the employee's contribution, such contributions varying between 3% and 6%. The Group's contribution is based on the employee's salary excluding benefits or bonuses.

5.  EXECUTIVE DIRECTORS' AGREEMENTS

Mr Davidson's employment agreement has a one year notice period in accordance with the recommendation of the Code. However, the Remuneration Committee believes that at this stage of the Group's development it may be necessary to offer executives contracts (such as Mr Burdick as discussed below) in excess of one year to attract candidates of the appropriate calibre. In February 1997 Mr Davidson's salary was increased to (pound)335,000 (effective from July 1996, to reflect his confirmation as Chief Executive). For the financial year ended 1997, Mr Davidson was awarded an annual bonus, pursuant to the STIP, of (pound)45,000.

Mr Burdick has an initial two year, fixed term agreement commencing 12 February 1997 and to continue thereafter until terminated by the Company giving no less than 12 months' notice to expire on or at any time after the end of the initial fixed term. The Remuneration Committee believes an initial notice period in excess of one year is justified in view of his move from the US. Mr Burdick's salary is (pound)225,000. For the financial year ended 1997, Mr Burdick was awarded an annual bonus, pursuant to the STIP, of, (pound)25,000.

Mr Van Valkenburg has been seconded to the Company from US West International for an indefinite period and such arrangement is terminable without advance notice by either US West International or the Company. The Company has agreed to reimburse US West International for Mr Van Valkenburg's salary and related benefits during his secondment to the Company. His salary is (pound)[ ] per annum. Mr Van Valkenburg is eligible for an annual bonus of up to 40% of salary for achieving target. For the financial year ended 31st December 1997, Mr Van Valkenburg was awarded such bonus based on US West International plan criteria and the Company has reimbursed US West International for the period Mr Van Valkenburg spent with the Company amounting to (pound)[ ] for the financial year ending 31st December 1998 he will be subject to the rules of the Telewest STIP.

Under the current Remuneration Committee policy senior executives have employment agreements with notice periods which range from three months to one year, depending on their grade.

6.  DIRECTORS' REMUNERATION

The aggregate compensation for the Directors is as follows:

                                            1997              1996
                                      (pound)'000       (pound)'000
----------------------------------------------------------------------

Base salary and benefits                    1,002              530
Annual bonus - STIP                         70                 25
Pension                                     33                 18
Compensation for loss of office             -                  539
----------------------------------------------------------------------

                                            1,105            1,112
----------------------------------------------------------------------

Additional information required under US securities laws with respect to the compensation of the Directors, the Chief Executive Officer and certain other executives is set out under the caption "Executive Compensation" in the Proxy Statement.

DIRECTORS' COMPENSATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                          Compensation  Total emoluments
                                                         Annual/          for loss of   excluding pension    Pension
                     Salaries/fees        Taxable    Special bonus          office          contribution   Contributions
                                          Benefits
                      1997    1996     1997    1996    1997     1996    1997    1996    1997      1996    1997   1996
                     (pound)'000       (pound)'000      (pound)'000     (pound)'000      (pound)'000     (pound)'000
------------------------------------------------------------------------------------------------------------------------------------

EXECUTIVE:
S J Davidson           334     236       19      12      45       25       -       -     398       273      24     13
A Michels                -     100        -      68       -        -       -     539       -       707       -      5
D Van Valkenburg        62       -      170       -       -        -       -       -     232         -       3      -
C J Burdick            225       -        9       -      25        -       -       -     259         -       6      -

NON-EXECUTIVE
F  Vierra                -       -        -       -       -        -       -       -       -         -       -      -
A G Ames                 -       -        -       -       -        -       -       -       -         -       -      -
A W P Stenham          108      50        -       -       -        -       -       -     108        50       -      -
Lord Borrie QC          39      34        -       -       -        -       -       -      39        34       -      -
Lord Griffiths          36      30        -       -       -        -       -       -      36        30       -      -
J A Atterbury            -       -        -       -       -        -       -       -       -         -       -      -
J O Robbins              -       -        -       -       -        -       -       -       -         -       -      -
A N Singer               -       -        -       -       -        -       -       -       -         -       -      -
R W Shaner               -       -        -       -       -        -       -       -       -         -       -      -
------------------- ------- ------- -------- ------- ------- -------- ------- ------- ------- --------- ------- ------

                       804     450      198      80      70       25       0     539   1,072     1,094      33     18

------------------- ------- ------- -------- ------- ------- -------- ------- ------- ------- --------- ------- ------

Notes:
1 Certain amounts reflected in this table and elsewhere in this section were paid in US dollars, but are represented in this table in pounds sterling, based on an average exchange rate of $1.64 to (pound)1.00 for the year ended 31 December 1997.
2 Mr Van Valkenburg's principal taxable benefits were the provision of (pound)55,330 in respect of his income taxes, housing allowance of (pound)74,057 and relocation and foreign service allowances of (pound)27,527.
3 The independent non-executive Directors are paid (pound)1,000 for each Board or Committee meeting they attend in addition to their fees. The executive Directors' interests in Company share options and restricted share scheme awards are set out on page 28 of the Report of the Directors. No non-executive Director has any interests in Telewest shares.
4 Mr Stenham received additional fees for 1997 for increased responsibilities undertaken on behalf of the Company.
5 The pension contributions for the Directors were paid into their private pension schemes. None of the Directors are members of the Group's Money Purchase pension scheme.

7.  REMUNERATION POLICY FOR NON-EXECUTIVE DIRECTORS

The remuneration policy for non-executive Directors consists of fees for their services in connection with Board and Board Committee meetings and, where relevant, for additional services such as chairing a Committee. They are not eligible for pension scheme membership and do not participate in any of the Group's bonus, share option or other incentive schemes. Their remuneration is approved by the Board of Directors.



A G AMES (Chairman)
A W P STENHAM
A N SINGER
The Remuneration Committee

                           TELEWEST COMMUNICATIONS PLC

                             ANNUAL GENERAL MEETING
                                   PROXY CARD

I/We ......................................................... of...............
 ................................................................................
 ........................................................ being the holder(s) of
Ordinary Shares of 10 pence each in Telewest Communication plc (the "Company") hereby appoint the Chairman of the meeting or
 ................................................................................
 ......of .......................................................................
 .........................................................as my/our proxy to vote in my/our name(s) and on my/our behalf at the Annual General Meeting of the Company to be held on Friday, 8 May 1998 at 10.00 am at the Grocers' Hall, Princes Street, London EC2R 8AD and at any adjournment thereof and I/we direct the proxy to vote in respect of the resolutions to be proposed at the meeting as indicated herein.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

-------------------------------------------------------------------------------------- ----------- --------------
ORDINARY RESOLUTIONS                                                                   FOR         AGAINST
-------------------------------------------------------------------------------------- ----------- --------------
1. To adopt the Directors' Report and Accounts for the year
   ended 31 December 1997.
-------------------------------------------------------------------------------------- ----------- --------------
2. To reappoint Mr F.A. Vierra as a director.
-------------------------------------------------------------------------------------- ----------- --------------
3. To reappoint Mr A.W.P. Stenham as a director. *
-------------------------------------------------------------------------------------- ----------- --------------
4. To reappoint Mr A.G. Ames as a director.*
-------------------------------------------------------------------------------------- ----------- --------------
5. To reappoint Mr R.W. Shaner as a director.
-------------------------------------------------------------------------------------- ----------- --------------
6. To reappoint Lord Borrie QC as a director.
-------------------------------------------------------------------------------------- ----------- --------------
7. To reappoint Mr C. J. Burdick as a director.
-------------------------------------------------------------------------------------- ----------- --------------
8. To reappoint Mr S. J. Davidson as a director.
-------------------------------------------------------------------------------------- ----------- --------------
9. To reappoint Lord Griffiths of Fforestfach as a director.
-------------------------------------------------------------------------------------- ----------- --------------
10. To reappoint Mr D.R. Van Valkenburg as a director.
-------------------------------------------------------------------------------------- ----------- --------------
11. To reappoint Mr O. Robbins as a director.
-------------------------------------------------------------------------------------- ----------- --------------
12. To reappoint Mr A.N. Singer as a director.
-------------------------------------------------------------------------------------- ----------- --------------
13. To authorise the Directors to allot ordinary shares.
-------------------------------------------------------------------------------------- ----------- --------------
SPECIAL RESOLUTION
-------------------------------------------------------------------------------------- ----------- --------------
14. To disapply statutory pre-emption rights.
Note: The effectiveness of this Resolution is conditional upon the approval of Resolution 13.
-------------------------------------------------------------------------------------- ----------- --------------
ORDINARY RESOLUTION
-------------------------------------------------------------------------------------- ----------- --------------
15. To appoint KPMG Audit plc as auditors and fix their remuneration.
-------------------------------------------------------------------------------------- ----------- --------------
SPECIAL RESOLUTION
-------------------------------------------------------------------------------------- ----------- --------------
16. To authorise the Company to purchase its own shares.
-------------------------------------------------------------------------------------- ----------- --------------

NAME(S) OF SHAREHOLDER(S) IN BLOCK CAPITALS ....................................

DATED .....................  SIGNED ..........................................

Notes:
1. Please indicate how you wish your vote to be cast by inserting an "X" in the appropriate box opposite each resolution.
2. A holder of Ordinary Shares entitled to attend and vote at the meeting is also entitled to appoint one or more proxies to attend and vote instead of the shareholder. A proxy need not be a shareholder of the Company. In the event that you wish to appoint a person other than the Chairman as your proxy, delete the reference to the Chairman and insert the name and address of the person you wish to appoint in the space provided.
3. This form of proxy must be executed by the appointor or his/her duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.
4. In the case of joint holders of the Ordinary Shares the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register of members.
5.       Any alteration made to this Proxy Card should be initialled.
6. To be effective this Proxy Card and any authority under which it is executed (or a notarially certified copy of each authority) must be deposited at Lloyds Bank plc, Registrar's Department, The Causeway, Worthing, West Sussex, England BN99 6DB not less than 48 hours before the time of the Annual General Meeting. Completion and return of this Proxy Card will not preclude a shareholder from attending and voting in person at the meeting.
7. IF THIS PROXY CARD IS RETURNED DULY SIGNED BUT WITHOUT AN INDICATION AS TO HOW THE PROXY MUST VOTE ON A PARTICULAR RESOLUTION, THE PROXY WILL VOTE OR ABSTAIN AT HIS DISCRETION.
8.       * indicates the members of the Remuneration Committee.

                                                                   SECOND FOLD

BUSINESS REPLY SERVICE
Licence No.  BR 3006





                  Lloyds Bank plc
                  Registrar's Department
                  The Causeway
                  Worthing
                  West Sussex
                  England
                  BN99 6DB




                                                              THIRD FOLD
                                                           AND TUCK IN OPPOSITE